                                                             EXHIBIT 10.13(a)


================================================================================

                                CREDIT AGREEMENT

                         Dated as of September 11, 1998

                                     among

                        CINEMARK INVESTMENTS CORPORATION

                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,
                           as Administrative Agent

                               NATIONSBANK, N.A.,
                              as Syndication Agent

                                      and

                       THE OTHER FINANCIAL INSTITUTIONS
                                 PARTY HERETO

                                  Arranged by

                              BA Securities, Inc.

                                      and

                      NationsBanc Montgomery Securities LLC

[LOGO]

================================================================================

                               TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----


SECTION 1. DEFINITIONS ....................................................  1
   1.01   Defined Terms ...................................................  1
   1.02   Other Interpretive Provisions ................................... 13
          (a)    Defined Terms ............................................ 13
          (b)    Certain Common Terms ..................................... 13
          (c)    Performance; Time ........................................ 13
          (d)    Contracts ................................................ 13
          (e)    Laws ..................................................... 13
          (f)    Captions ................................................. 14
          (g)    Independence of Provisions ............................... 14
          (h)    Accounting Principles .................................... 14
SECTION 2. THE CREDITS .................................................... 14
   2.01   Amounts and Terms of Commitments ................................ 14
   2.02   Loan Accounts and Notes ......................................... 14
   2.03   Procedure for Borrowing ......................................... 15
   2.04   Conversion and Continuation Elections ........................... 16
   2.05   Limitation on Interest Periods .................................. 17
   2.06   Voluntary Termination or Reduction of Commitments ............... 17
   2.07   Optional Prepayments ............................................ 17

   2.08   Required Prepayments; Maturity Date ............................. 17
   2.09   Interest ........................................................ 18
   2.10   Fees ............................................................ 19
          (a)    Upfront Fee .............................................. 19
          (b)    Commitment Fee ........................................... 19
          (c)    Agency Fee ............................................... 20
   2.11   Computation of Fees and Interest ................................ 20
   2.12   Payments by the Company ......................................... 20
   2.13   Payments by the Banks to the Administrative Agent ............... 21
   2.14   Sharing of Payments, Etc ........................................ 22
   2.15   Security and Cinemark USA Guaranty .............................. 22
SECTION 3. TAXES, YIELD PROTECTION AND ILLEGALITY ......................... 23
   3.01   Taxes ........................................................... 23
   3.02   Illegality ...................................................... 25
   3.03   Increased Costs and Reduction of Return ......................... 25
   3.04   Funding Losses .................................................. 26
   3.05   Inability to Determine Rates .................................... 26
   3.06   Survival ........................................................ 27
SECTION 4. CONDITIONS PRECEDENT ........................................... 27
   4.01   Conditions of Initial Loans ..................................... 27
          (a)    Credit Agreement and Notes ............................... 27
          (b)    Resolutions; Incumbency for Company and Cinemark USA ..... 27
          (c)    Articles of Incorporation; By-laws and Good Standing ..... 28

          (d)    Cinemark USA Guaranty .................................... 28
          (e)    FRN Pledge Agreement; Delivery of Pledged Collateral ..... 28
          (f)    Amendment to Cinemark USA Credit Agreement ............... 28
          (g)    Legal Opinions ........................................... 28
          (h)    Payment of Fees .......................................... 28
          (i)    Certificate .............................................. 29
          (j)    Other Documents .......................................... 29
   4.02   Conditions to All Borrowings .................................... 29
          (a)    Notice of Borrowing ...................................... 29
          (b)    Continuation of Representations and Warranties ........... 29
          (c)    No Existing Default ...................................... 29
SECTION 5. REPRESENTATIONS AND WARRANTIES ................................. 30
   5.01   Corporate Existence and Power ................................... 30
   5.02   Corporate Authorization; No Contravention ....................... 30
   5.03   Governmental Authorization ...................................... 30
   5.04   Binding Effect .................................................. 30
   5.05   Litigation ...................................................... 31
   5.06   No Default ...................................................... 31
   5.07   Use of Proceeds ................................................. 31
   5.08   Regulated Entities .............................................. 31
   5.09   Year 2000 ....................................................... 31
   5.10   FRN Pledge Agreement ............................................ 32
   5.11   Full Disclosure ................................................. 32

SECTION 6. AFFIRMATIVE COVENANTS .......................................... 32
   6.01   Financial Statements; Compliance Certificate .................... 32
   6.02   Notices ......................................................... 33
   6.03   Preservation of Corporate Existence, Etc ........................ 34
   6.04   Compliance with Laws ............................................ 34
   6.05   Inspection of Property and Books and Records .................... 34
   6.06   Use of Proceeds ................................................. 34
   6.07   Further Assurances .............................................. 35
SECTION 7. NEGATIVE COVENANTS ............................................. 35
   7.01   Limitation on Liens ............................................. 35
   7.02   Disposition of Property ......................................... 36
   7.03   Consolidations and Mergers ...................................... 36
   7.04   Limitation on Investments ....................................... 37
   7.05   Limitation on Indebtedness ...................................... 37
   7.06   Transactions with Affiliates .................................... 37
   7.07   Compliance with ERISA ........................................... 37
   7.08   Lease Obligations ............................................... 37
   7.09   Restricted Payments ............................................. 38
   7.10   Change in Business .............................................. 38
   7.11   Accounting Changes .............................................. 38
   7.12   Limitation on Negative Pledges .................................. 38
SECTION 8. EVENTS OF DEFAULT .............................................. 38
   8.01   Event of Default ................................................ 38
          (a)    Non-Payment .............................................. 38

          (b)    Representation or Warranty ............................... 38
          (c)    Other Defaults ........................................... 38
          (d)    Cross-Defaults ........................................... 39
          (e)    Insolvency; Voluntary Proceedings ........................ 39
          (f)    Involuntary Proceedings .................................. 39
          (g)    Loan Documents; Fixed Rate Notes ......................... 40
          (h)    Collateral ............................................... 40
          (i)    Material Adverse Change .................................. 40
          (j)    Prohibited Action of or Default Under Cinemark
                   USA Credit Agreement ................................... 40
   8.02   Remedies ........................................................ 40
   8.03   Rights Not Exclusive ............................................ 41
SECTION 9. THE Administrative Agent ....................................... 41
   9.01   Appointment and Authorization ................................... 41
   9.02   Delegation of Duties ............................................ 41
   9.03   Liability of Agent .............................................. 41
   9.04   Reliance by Administrative Agent ................................ 42
   9.05   Notice of Default ............................................... 43
   9.06   Credit Decision ................................................. 43
   9.07   Indemnification ................................................. 43
   9.08   Administrative Agent in Individual Capacity ..................... 44
   9.09   Successor Administrative Agent .................................. 44
   9.10   Collateral Matters .............................................. 45
   9.11   Syndication Agent ............................................... 46

SECTION 10. MISCELLANEOUS ................................................. 46
   10.01  Amendments and Waivers .......................................... 46
   10.02  Notices ......................................................... 46
   10.03  No Waiver; Cumulative Remedies .................................. 47
   10.04  Costs and Expenses .............................................. 47
   10.05  General Indemnity ............................................... 47
   10.06  Marshalling; Payments Set Aside ................................. 48
   10.07  Successors and Assigns .......................................... 49
   10.08  Assignments, Participations, Etc ................................ 49
   10.09  Set-off ......................................................... 50
   10.10  Notification of Addresses, Lending Offices, Etc ................. 51
   10.11  Counterparts .................................................... 51
   10.12  Severability .................................................... 51
   10.13  No Third Parties Benefited ...................................... 51
   10.14  Time ............................................................ 51
   10.15  Governing Law and Jurisdiction .................................. 51
   10.16  WAIVER OF JURY TRIAL ............................................ 52
   10.17  NOTICE OF CLAIMS; CLAIMS BAR .................................... 52
   10.18  Entire Agreement ................................................ 53
   10.19  Interpretation .................................................. 53

EXHIBITS

            Form of

     A      Notice of Borrowing
     B      Notice of Conversion/Continuation
     C      Notice of Assignment and Acceptance
     D      Note
     E      Cinemark USA Continuing Guaranty
     F      FRN Pledge Agreement

SCHEDULES

     2.01   Commitments
     10.02  Addresses for Domestic and Offshore Lending Offices and Notices

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is entered into as of September 11, 1998 among CINEMARK INVESTMENTS CORPORATION, a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks" and individually, a "Bank"), Bank of America National Trust and Savings Association, as administrative agent for the Banks (in such capacity, the "Administrative Agent"), and NationsBank, N.A., as syndication agent for the Banks (in such capacity, the "Syndication Agent") (the Administrative Agent and the Syndication Agent hereinafter referred to each as an "Agent" and collectively as the "Agents").

                                     RECITAL

         The Banks desire to provide a credit facility to the Company on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                 SECTION 1. DEFINITIONS

1.       DEFINED TERMS.

         In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

         "Administrative Agent" means BofA, in its capacity as the administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 10% or more of the voting interest of a Person shall for the purposes of this Agreement, be deemed to control the other Person. In no event shall any Bank be deemed an "Affiliate" of the Company or of any Subsidiary of the Company.

         "Agent-Related Persons" means the Administrative Agent, the Syndication Agent and any successor agents arising under Section 9.09, together with their Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agents" means the Administrative Agent and the Syndication Agent (each, an "Agent").




                                     - 1 -
                     Cinemark Investments Credit Agreement

         "Aggregate Commitment" means the combined Commitments of the Banks in the amount of Twenty Million Dollars ($20,000,000), as such amount may be reduced from time to time pursuant to this Agreement.

         "Agreement" means this Credit Agreement, as amended, modified, supplemented or waived from time to time in accordance with the terms hereof.

         "Applicable Amount" means, subject, with respect to Offshore Rate Loans, to the exceptions immediately following the table below, the basis points per annum specified below applicable to interest rates and the Commitment fee opposite the applicable Cinemark USA Leverage Ratio, as set forth in the most recent certificate received by the Administrative Agent pursuant to Section 4.01(i) or Section 6.01(c).

         (a) So long as the Cinemark USA Senior Leverage Ratio is greater than or equal to 2.50:

=========================================================================================
                                IN BASIS POINTS PER ANNUM
-----------------------------------------------------------------------------------------
    CINEMARK USA LEVERAGE     OFFSHORE RATE LOANS    BASE RATE LOANS     COMMITMENT FEE
            RATIO
=========================================================================================
          x >= 5.50                 250.00               125.00              42.50
-----------------------------------------------------------------------------------------
       4.75 <=  x < 5.50            225.00               100.00              40.00
-----------------------------------------------------------------------------------------
       4.00 <=  x < 4.75            200.00                75.00              37.50
-----------------------------------------------------------------------------------------
       3.50 <=  x < 4.00            175.00                50.00              35.00
-----------------------------------------------------------------------------------------
       3.00 <=  x < 3.50            150.00                25.00              32.50
-----------------------------------------------------------------------------------------
       2.50 <=  x < 3.00            125.00                 0.00              27.50
-----------------------------------------------------------------------------------------
       2.00 <=  x < 2.50            112.50                 0.00              25.00
-----------------------------------------------------------------------------------------
          x < 2.00                  100.00                 0.00              23.75
-----------------------------------------------------------------------------------------

         (b) So long as the Cinemark USA Senior Leverage Ratio is less than 2.50, but greater than or equal to 1.75, each amount set forth above under the heading "Offshore Rate Loans" shall be reduced by 12.50 basis points per annum, and so long as the Cinemark USA Senior Leverage Ratio is less than 1.75, each amount set forth above under the heading "Offshore Rate Loans" shall be reduced by a total of 25 basis points per annum.

         (c) So long as the CBSA Leverage Ratio is less than 4.00, but greater than or equal to 2.50, each amount set forth above under the heading "Offshore Rate Loans" shall be reduced by 12.50 basis points per annum, and so long as the CBSA Leverage Ratio is less than 2.50, each amount set forth above under the heading "Offshore Rate Loans" shall be reduced by 25 basis points per annum.

         If both clause (b) and (c) are applicable, the reductions set forth therein shall be additive.




                                     - 2 -
                     Cinemark Investments Credit Agreement

=========================================================================================
                                IN BASIS POINTS PER ANNUM
    CINEMARK USA LEVERAGE     OFFSHORE RATE LOANS    BASE RATE LOANS     COMMITMENT FEE
            RATIO
=========================================================================================
          x > 5.50                  250.00               125.00              42.50
-----------------------------------------------------------------------------------------
       4.75   x < 5.50              225.00               100.00              40.00
-----------------------------------------------------------------------------------------
       4.00   x < 4.75              200.00                75.00              37.50
-----------------------------------------------------------------------------------------
       3.50   x < 4.00              175.00                50.00              35.00
-----------------------------------------------------------------------------------------
       3.00   x < 3.50              150.00                25.00              32.50
-----------------------------------------------------------------------------------------
       2.50   x < 3.00              125.00                0.00               27.50
-----------------------------------------------------------------------------------------
       2.00   x < 2.50              112.50                0.00               25.00
-----------------------------------------------------------------------------------------
          x < 2.00                  100.00                0.00               23.75
-----------------------------------------------------------------------------------------

         (b) So long as the Cinemark USA Senior Leverage Ratio is less than 2.50, but greater than or equal to 1.75, each amount set forth above under the heading "Offshore Rate Loans" shall be reduced by 12.50 basis points per annum, and so long as the Cinemark USA Senior Leverage Ratio is less than 1.75, each amount set forth above under the heading "Offshore Rate Loans" shall be reduced by a total of 25 basis points per annum.

         (c) So long as the CBSA Leverage Ratio is less than 4.00, but greater than or equal to 2.50, each amount set forth above under the heading "Offshore Rate Loans" shall be reduced by 12.50 basis points per annum, and so long as the CBSA Leverage Ratio is less than 2.50, each amount set forth above under the heading "Offshore Rate Loans" shall be reduced by 25 basis points per annum.

         If both clause (b) and (c) are applicable, the reductions set forth therein shall be additive.




                                     - 2 -
                     Cinemark Investments Credit Agreement

         The Applicable Amount shall be in effect from the date the most recent certificate delivered pursuant to Section 4.01(i) or 6.01(c) is received by the Administrative Agent to but excluding the date the next such certificate is received; provided, however, that if the Company fails to timely deliver the next such certificate, the Applicable Amount from date such certificate was due to but excluding the date such certificate is received by the Administrative Agent (the "Delinquent Period") shall be the higher of (a) the Applicable Amount already in effect and (b) the Applicable Amount as set forth in such certificate when received, retroactively applied to the Delinquent Period.

         "Assignee" has the meaning specified in Section 10.08(a).

         "Bank" has the meanings specified in the introductory clause hereto, and any successors to, and permitted assigns of, such Banks.

         "Bank Affiliate" means a Person engaged primarily in the business of commercial banking and that is a Subsidiary of a Bank or of a Person of which a Bank is a Subsidiary.

         "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

         "Base Rate" means the higher of: (a) the rate of interest publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and (b) one-half percent per annum above the Federal Funds Rate. Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "BofA" means Bank of America National Trust and Savings Association, a national banking association, and any successors thereto.

         "Borrowing" means a borrowing hereunder consisting of Loans made to the Company on the same day by the Banks pursuant to Section 2.

         "Borrowing Date" means the date a Borrowing is made.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.



                                     - 3 -
                     Cinemark Investments Credit Agreement

         "Cash Equivalents" means any Investment in the following kinds of instruments:

         (a) readily marketable obligations issued or unconditionally guaranteed as to principal and interest by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America if, on the date of purchase or other acquisition of any such instrument by the Company, the remaining term to maturity or interest rate adjustment is not more than two years;

         (b) obligations (including, but not limited to, demand or time deposits, bankers' acceptances and certificates of deposit) issued by a depository institution or trust company incorporated under the laws of the United States of America, any state thereof or the District of Columbia, Canada or any province thereof, provided that (1) such instrument has a final maturity not more than one year from the date of purchase thereof by the Company and (2) such depository institution or trust company has, at the time of the Company's Investment therein or contractual commitment providing for such Investment, (x) capital, surplus and undivided profits (as of the date of such institution's most recently published financial statements) in excess of $100,000,000 and (y) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a person or entity other than such institution) of such institution, at the time of the Company's Investment therein or contractual commitment providing for such Investment, are rated in the highest rating category of both Standard & Poor's Rating Group ("S&P") and Moody's Investor Service, Inc. ("Moody's");

         (c) commercial paper issued by any corporation, if such commercial paper has, at the time of the Company's Investment therein or contractual commitment providing for such Investment, credit ratings of at least A-1 by S&P and P-1 by Moody's;

         (d) money market mutual or similar funds having assets in excess of $100,000,000;

         (e) readily marketable debt obligations issued by any corporation, if at the time of the Company's Investment therein or contractual commitment providing for such Investment (1) the remaining term to maturity is not more than two years and (2) such debt obligations are rated in one of the two highest rating categories of both S&P and Moody's;

         (f) demand or time deposit accounts used in the ordinary course of business with commercial banks the balances in which are at all times fully insured as to principal and interest by the Federal Deposit Insurance Corporation or any successor thereto or any Canadian equivalent thereof; and

         (g) demand or time deposit accounts used in the ordinary course of business with overseas branches of commercial banks incorporated under the laws of the United States of America, any state thereof or the District of Columbia, Canada or any province;




                                     - 4 -
                     Cinemark Investments Credit Agreement
provided that such commercial bank has, at the time of the Company's Investment therein, (1) capital, surplus and undivided profits (as of the date of such institution's most recently published financial statements) in excess of $100,000,000 and (2) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a person or entity other than such institution) of such institution, at the time of the Company's Investment therein are rated in the highest rating category of both S&P and Moody's.

         In the event that either S&P or Moody's ceases to publish ratings of the type provided herein, a replacement rating agency shall be selected by the Company with the consent of the Majority Banks, and in each case the rating of such replacement rating agency most nearly equivalent to the corresponding S&P or Moody's rating, as the case may be, shall be used for purposes hereof.

         "CBSA Leverage Ratio" means a ratio calculated based on the consolidated financial statements of Cinemark Brasil delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) in the same manner as the Cinemark USA Leverage Ratio calculated pursuant to the Cinemark USA Credit Agreement, for the four fiscal quarters ending on the date of calculation.

         "Cinemark Brasil" means Cinemark Brasil S.A., a Brazilian corporation.

         "Cinemark USA" means Cinemark USA, Inc., a Texas corporation.

         "Cinemark USA Credit Agreement" means that certain Second Amended and Restated Reducing Revolving Credit Agreement dated as of February 12, 1998, among Cinemark USA, the banks named therein, Bank of America National Trust and Savings Association, as administrative agent, NationsBank, N.A. as syndication agent, and BankBoston, N.A., The Bank of Nova Scotia, CIBC Inc. and Fleet Bank, N.A., as co-agents, as amended, modified, supplemented or waived from time to time; provided, however, that that any amendment, modification, supplement or waiver constituting a Prohibited Action shall not be deemed to amend, modify, supplement or waive the Cinemark USA Credit Agreement for purposes of this Credit Agreement.

         "Cinemark USA Leverage Ratio" means the ratio of Total Indebtedness to Annualized Cash Flow (as such terms are defined in the Cinemark USA Credit Agreement) as most recently calculated pursuant to the Cinemark USA Credit Agreement and reported to the administrative agent thereunder pursuant to
Section 6.2(a) of the Cinemark USA Credit Agreement.

         "Cinemark USA Senior Leverage Ratio" means the ratio of Senior Indebtedness to Annualized Cash Flow (as such terms are defined in the Cinemark USA Credit Agreement) as most recently calculated pursuant to the Cinemark USA Credit Agreement and reported to the administrative agent thereunder pursuant to
Section 6.2(a) of the Cinemark USA Credit Agreement.



                                     - 5 -
                     Cinemark Investments Credit Agreement

         "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks.

         "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

         "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company upon which a Lien now or hereafter exists in favor of the Administrative Agent pursuant to the Collateral Documents, by possession or otherwise.

         "Collateral Documents" means, collectively, (a) the FRN Pledge Agreement and all other security agreements, and other similar agreements between any Person and the Administrative Agent now or hereafter delivered to the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents) now or hereafter filed in accordance with the UCC (or comparable law) against any Person as debtor in favor of the Administrative Agent for the benefit of itself and the Secured Parties, and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

         "Commitment", with respect to each Bank, has the meaning specified in
Section 2.01.

         "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or
(d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof,. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, in the case of Contingent Obligations if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

         "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage,



                                     - 6 -
                     Cinemark Investments Credit Agreement
deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Conversion/Continuation Date" means any date on which the Company elects to convert a Base Rate Loan into an Offshore Rate Loan; continue an Offshore Rate Loan as an Offshore Rate Loan; or convert an Offshore Rate Loan into a Base Rate Loan.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Dollars", "dollars" and "$" each mean lawful money of the United
States.

         "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) any Bank Affiliate.

         "Event of Default" means any of the events or circumstances specified in Section 8.01.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time, and regulations promulgated thereunder.

         "Federal Funds Rate" means the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day of determination (or if such day of determination is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

         "Fixed Rate Notes" means any evidences of indebtedness of Cinemark Brasil at any time owned, held or acquired by the Company.

         "FRN Pledge Agreement" means the Pledge Agreement in substantially the form of Exhibit F hereto.



                                     - 7 -
                     Cinemark Investments Credit Agreement

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranty" means the Cinemark USA Guaranty substantially in the form of Exhibit E hereto, as amended, supplemented, modified, renewed or replaced from time to time.

         "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables, coupons and gift certificates entered into in the ordinary course of business pursuant to ordinary terms); (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, to the extent material or non-contingent); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses (but excluding trade accounts payable or similar accrued liabilities arising in the ordinary course of business); (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all capital lease obligations; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (provided, however, that the amount of any such Indebtedness which is non-recourse to such Person shall be the lesser of the fair market value of the Property subject to the Lien and the amount of the Indebtedness secured); and (h) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above.

         "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general



                                     - 8 -
                     Cinemark Investments Credit Agreement
assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law.

         "Interest Payment Date" means, with respect to any Offshore Rate Loan, the last Business Day of each Interest Period applicable to such Loan; with respect to any Base Rate Loan, the last Business Day of each calendar quarter; and with respect to all Loans, the Maturity Date; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, interest shall also be paid on the date which falls three, six and nine months, as applicable, after the beginning of such Interest Period.

         "Interest Period" means, with respect to any Offshore Rate Loan, the period commencing on the Borrowing Date or the Conversion/Continuation Date for such Offshore Rate Loan and ending on the date 1, 2, 3, 6 or, if available to all Banks in their sole discretion, 12 months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

               (a) if any Interest Period pertaining to an Offshore Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (b) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (c) no Interest Period for any Loan shall extend beyond the Maturity Date.

         "Investment" means any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock, bonds, notes, debentures or other securities issued by, any other Person, other than (a) loans or advances made to employees in the ordinary course of business not in excess of $50,000 outstanding at any time to any employee and (b) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of any Person and any securities received in settlement thereof.

         "Lending Office" means, with respect to any Bank, the office or offices of the Bank specified as its "Lending Office," "Domestic Lending Office" or "Offshore Lending Office," as the case may be, under its name on Schedule 10.02 hereto, or such other office



                                     - 9 -
                     Cinemark Investments Credit Agreement
or offices of the Bank as it may from time to time specify in writing to the Company and the Administrative Agent.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

         "Loan" means an extension of credit by a Bank to the Company pursuant to Section 2, and may be a Base Rate Loan or an Offshore Rate Loan. The conversion or continuation of any Loan pursuant to Section 2.04 shall not be deemed to be a new extension of credit, but instead shall be deemed to be the same Loan.

         "Loan Documents" means this Agreement, the Notes, the Collateral Documents, the Guaranty and all exhibits thereto.

         "Majority Banks" means at any time Banks then holding at least 51% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 51% of the Commitments provided, that Majority Banks must include at least two (2) Banks.

         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company; (b) a material impairment of the ability of the Company to perform under any Loan Document and avoid any Event of Default; (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, or (ii) the perfection or priority of any Lien granted to the Secured Parties or to the Administrative Agent for the benefit of the Secured Parties under the Collateral Documents.

         "Maturity Date" means the earlier to occur of: (a) September 11, 2001,
(b) the date on which the "Aggregate Commitment" under and as defined in the Cinemark USA Credit Agreement shall terminate or be terminated in accordance with the provisions thereof and (c) the date on which the Aggregate Commitment hereunder shall terminate in accordance with the provisions of this Agreement.



                                     - 10 -
                     Cinemark Investments Credit Agreement

         "Note" means a promissory note of the Company payable to the order of a Bank substantially in the form of Exhibit D hereto evidencing the aggregate indebtedness of the Company to such Bank resulting from Loans made by such Bank.

         "Notice of Assignment and Acceptance" has the meaning specified in
Section 10.08(a).

         "Notice of Borrowing" means a notice given by the Company to the Administrative Agent pursuant to Section 2.03, in substantially the form of Exhibit A.

         "Notice of Conversion/Continuation" means a notice given by the Company to the Administrative Agent pursuant to Section 2.04, in substantially the form of Exhibit B.

         "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

         "Obligations" means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Company to any of the Banks, the Agents, or any other Person required to be indemnified, under any Loan Document of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

         "Offshore Rate" means, for each Interest Period for any Offshore Rate Loan, an interest rate per annum (rounded upward to the nearest 1/100 of one percent) determined pursuant to the following formula:

Offshore Rate =                    LIBOR
                ----------------------------------------------
                      1.00 - Eurodollar Reserve Percentage

Where,

         "Eurodollar Reserve Percentage" means the maximum reserve percentage (expressed as a decimal rounded upward to the next 1/100 of one percent) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities") having a term equal to such Interest Period; and



                                     - 11 -
                     Cinemark Investments Credit Agreement

         "LIBOR" means the rate of interest per annum (rounded upward to the nearest 1/32nd of 1%) notified to the Administrative Agent by BofA as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by BofA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period.

         The Offshore Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

         "Participant" has the meaning specified in Section 10.08(d).

         "Permitted Investments" has the meaning specified in Section 7.04.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "Pledged Collateral" means the Collateral pledged pursuant to the FRN Pledge Agreement.

         "Prohibited Action" means any amendment to the Cinemark USA Credit Agreement or any waiver of any provision thereof (or any event of default that would otherwise occur) which has not received the prior written consent of all Banks hereunder, that:

               (a) permits the total principal amount of credit extended thereunder to exceed $350,000,000;

               (b) permits the incurrence of Indebtedness by Cinemark USA which is prohibited by Section 7.5 of the Cinemark USA Credit Agreement as in effect on the Closing Date;

               (c) modifies the calculation of the Cinemark USA Leverage Ratio or the Cinemark USA Senior Leverage Ratio or the definition of any of the terms affecting such calculation as in effect on the Closing Date;

               (d) modifies Section 7.11 of the Cinemark USA Credit Agreement (prohibiting prepayment of certain senior subordinated notes), as in effect at the Closing Date; or





                                     - 12 -
                     Cinemark Investments Credit Agreement

               (e) changes the stated date of the termination of the "Aggregate Commitment" under and as defined in the Cinemark USA Credit Agreement to a date earlier than the Maturity Date

         "Property" or "Properties" means any estate or interest in any kind of properties or assets, whether real, personal or mixed, and whether tangible or intangible.

         "Pro Rata Share" means, as to any Bank, the percentage equivalent of such Bank's Commitment divided by the Aggregate Commitment.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Responsible Officer" means the chief executive officer, chief operating officer or any vice president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

         "Restricted Payment" means (a) the declaration or making of any dividend payment or other distribution of assets, Properties, cash, rights, obligations or securities on account of any shares of any class of the capital stock of the Company, (b) the purchase, redemption or other acquisition for value of any shares of the capital stock of the Company or any warrants, rights or options to acquire such shares, now or hereafter outstanding, (c) any Investment other than a Permitted Investment, and (d) the prepayment, repayment, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness of the Company not otherwise permitted by this Agreement or any Loan Document to be so paid.

         "Secured Parties" means the Agents, the Banks and each of them (individually, a "Secured Party").

         "SEC" means the Securities and Exchange Commission, or any successor thereto.

         "Subsidiary" means, with respect to any Person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (b) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest and the power to direct the policies, management and affairs thereof, or (c) upon designation by the Company, and until designation by the Company to the contrary, a Person, 50% or more of whose





                                     - 13 -
                     Cinemark Investments Credit Agreement

Capital Stock with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof (a "50% Entity"). The Company shall evidence any designation pursuant to clause (c) of the immediately preceding sentence to the Administrative Agent by filing with the Administrative Agent within 45 days of such designation a certificate signed by a Responsible Officer certifying that such designation has been made.

         "Syndication Agent" means NationsBank, N.A.

         "Taxes" has the meaning specified in Section 3.01(a).

2.       OTHER INTERPRETIVE PROVISIONS.

(a)      Defined Terms.

         Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b)      Certain Common Terms.

         The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation."

(c)      Performance; Time.

         Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(d)      Contracts.

         Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.




                                     - 14 -
                     Cinemark Investments Credit Agreement

(e)      Laws.

         References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(f)      Captions.

         The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(g)      Independence of Provisions.

         The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

(h)      Accounting Principles.

         Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                            SECTION 2. THE CREDITS

1.       AMOUNTS AND TERMS OF COMMITMENTS.

         Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Loans from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Bank's name in
Schedule 2.01 under the heading "Commitment" (such amount as the same may be reduced pursuant to Section 2.06 or 2.08 or as a result of one or more assignments pursuant to Section 10.08, such Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Loans, the aggregate principal amount of all outstanding Loans shall not at any time exceed the Aggregate Commitment; provided, further, that the aggregate principal amount of the Loans of any Bank shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay pursuant to Section 2.07 and reborrow pursuant to this Section 2.01.

2.       LOAN ACCOUNTS AND NOTES.

(a) Subject to Section 2.02(b), the Loans made by each Bank and the fees due hereunder shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon and fees due hereunder. Any failure so to record or any error in doing





                                     - 15 -
                     Cinemark Investments Credit Agreement
so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or such fees.

(b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank may endorse on the schedules annexed to its Note(s), the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

3.       PROCEDURE FOR BORROWING.

(a) Each Borrowing shall be made upon irrevocable written notice in the form of a Notice of Borrowing, which notice must be received by the Administrative Agent prior to 9:00 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying: (x) the amount of the Borrowing, which, in the case of a borrowing of Offshore Rate Loans, shall be in an aggregate minimum principal amount of $1,000,000 and any multiple of $100,000 in excess thereof, and in the case of a borrowing of Base Rate Loans, shall be in an aggregate minimum principal amount of $500,000 and any multiple of $50,000 in excess thereof; (y) the requested Borrowing Date, which shall be a Business Day; (z) whether the Borrowing is to be comprised of Offshore Rate Loans, Base Rate Loans or any combination thereof; and (iv) the duration of the Interest Period applicable to Offshore Rate Loans included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month; provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Administrative Agent not later than 9:00 a.m. (San Francisco time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only; provided, further, that if so requested by the Administrative Agent or the Syndication Agent, all Borrowings during the first 60 days following the Closing Date shall have the same Interest Period and shall be Base Rate or Offshore Rate Loans for Interest Periods no longer than one month.

(b) Promptly after receipt of a Notice of Borrowing, the Administrative Agent shall notify each Bank of the proposed Borrowing. Each Bank shall make available to the Administrative Agent its Pro Rata Share of the amount (if any) by which the principal amount of the proposed Borrowing exceeds the principal amount of the Loans (if any) being converted or continued on the Borrowing Date, in immediately available funds, by remitting such funds to: Bank of America National Trust and Savings Association, ABA No. 121-000-358, Attn:
Agency Administrative Services #5596 For credit to:



                                     - 16 -
                     Cinemark Investments Credit Agreement

BANCONTROL Account No. 12335-16417, Reference: Cinemark Investments, no later than 11:00 a.m. (San Francisco time) on the Borrowing Date. Upon satisfaction of the conditions set forth in Section 4.02, the Administrative Agent shall make available to the Company in like funds on such Borrowing Date the aggregate of the amounts (if any) so made available by the Banks by causing an amount equal to such aggregate amount (if any) received by the Administrative Agent to be credited to the account of the Company as specified by the Company in writing. If the conditions set forth in Section 4.02 are not satisfied, the Administrative Agent shall promptly return such funds to the Banks making the same available.

(c) Unless the Majority Banks shall otherwise agree, during the existence of an Event of Default, the Company may not elect to have a Loan be made as an Offshore Rate Loan.

4.       CONVERSION AND CONTINUATION ELECTIONS.

(a) The Company may (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof) into Offshore Rate Loans; (ii) elect to convert on the last day of the Interest Period therefor, any Offshore Rate
Loans (or any part thereof in an amount not less than $500,000 or an integral multiple of $50,000 in excess thereof) into Base Rate Loans; or (iii) elect to continue, on the last day of the Interest Period therefor, any Offshore Rate Loans (or any part thereof in an amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof); provided, that if the aggregate amount of Offshore Rate Loans shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, Offshore Rate Loans shall automatically convert into Base Rate Loans.

(b) Each conversion or continuation shall be made upon irrevocable written notice in the form of a Notice of Conversion/Continuation, which notice must be received by the Administrative Agent prior to 9:00 a.m. (San Francisco time)
(i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day prior to the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, in each case specifying: (A) the proposed Conversion/Continuation Date; (B) the aggregate amount of Loans to be converted or continued; (C) the Loans to be converted or continued; and (D) if an Offshore Rate Loan is requested, the duration of the requested Interest Period.

(c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select a new Interest Period to be applicable thereto, or if any Event of Default shall then exist, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.



                                     - 17 -
                     Cinemark Investments Credit Agreement

(d) Upon receipt of a Notice of Conversion/ Continuation, the Administrative Agent will promptly notify each Bank thereof, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

(e) Unless the Majority Banks shall otherwise agree, during the existence of an Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

5.       LIMITATION ON INTEREST PERIODS.

         Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing or conversion or continuation of any Loans, there shall not be more than 10 different Interest Periods for Loans in effect without the consent of the Administrative Agent and the Majority Banks.

6.       VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS.

         The Company may, upon not less than one Business Day's prior written notice to the Administrative Agent, terminate the Aggregate Commitment or permanently reduce the Aggregate Commitment by an aggregate minimum amount of $1,000,000 or any multiple thereof; provided that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the Aggregate Commitment then in effect and, provided, further, that once reduced in accordance with this
Section 2.06, the Aggregate Commitment may not be increased. Any reduction of the Aggregate Commitment shall be applied to each Bank's Commitment in accordance with such Bank's Pro Rata Share. All accrued commitment fees to, but not including the effective date of any termination of Commitments, shall be paid on the effective date of such termination.

7.       OPTIONAL PREPAYMENTS.

         Subject to Section 3.04, the Company may, at any time or from time to time, upon written notice, which notice must be received by the Administrative Agent at least (a) three Business Days prior to any prepayment of Offshore Rate Loans; and (b) on the Business Day of the prepayment of any Base Rate Loans, ratably prepay Loans in whole or in part, in amounts of (i) with respect to Offshore Rate Loans, $100,000 or any multiple thereof in excess thereof, and
(ii) with respect to Base Rate Loans, $50,000 or any multiple thereof in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans or Offshore Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Company, and the Administrative Agent will promptly notify each Bank of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest in



                                     - 18 -
                     Cinemark Investments Credit Agreement
the case of Offshore Rate Loans to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

8.       REQUIRED PREPAYMENTS; MATURITY DATE.

         (a) Promptly upon the receipt by the Company of any redemption payments or repayments of the principal amount of any or all of the Fixed Rate Notes, and regardless of whether or not such redemptions or repayments were voluntary or mandatory, (i) the Company shall repay any Loans then outstanding in the amount of such redemption payments or repayments received together with any accrued interest on the principal amount being repaid, and (ii) the Aggregate Commitment shall be permanently reduced by the principal amount of such payment. Any such prepayments shall be applied first to any Base Rate Loans then outstanding, then to any Offshore Rate Loans outstanding, and any prepayments of Offshore Rate Loans shall be accompanied by any amounts required pursuant to Section 3.04 hereof. Any such prepayments and commitment reductions shall be applied to each Bank in accordance with such Bank's Pro Rata Share.

         (b) All principal and accrued and unpaid interest on all Loans shall be due on the Maturity Date.

9.       INTEREST.

(a) Subject to Section 2.09(c) and (d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made until it is repaid at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be, plus the Applicable Amount.

(b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans pursuant to Section 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand.

(c) Subject to Section 2.09(d), during the continuation of any Event of Default or after acceleration pursuant to Section 8.02, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations due and unpaid, at a rate per annum which is determined by adding 2% per annum to the Applicable Amount then in effect for such Loans and, in the case of Obligations not subject to an Applicable Amount, at a rate per annum equal to the Base Rate plus the Applicable Amount plus 2%; provided, however, that the principal amount of any Base Rate Loan outstanding on or after the date of occurrence of any Event of Default or acceleration shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus the Applicable Amount plus 2%.



                                     - 19 -
                     Cinemark Investments Credit Agreement

(d) It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Agreement, any Notes, the other Loan Documents, or any other document relating hereto, in no event shall this Agreement or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If for any circumstances whatsoever, fulfillment of any provision of any Loan Document shall involve transcending the limit of validity prescribed by law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if for any such circumstances a Bank shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, any Notes, the other Loan Documents, or any other document pertaining hereto or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder and under any Notes or on account of any other indebtedness of the Company to the Administrative Agent and the Banks, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to the Administrative Agent and the Banks, under any specific contingency, exceeds the highest lawful rate, the Company and the Administrative Agent and the Banks shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

         For purpose of this Section 2.09(d), the term "applicable law" means the internal laws of the State of New York, but, to the extent, contrary to the express intent of the parties, New York law is found to be inapplicable to this Agreement, then "applicable law" also means that law in effect from time to time and applicable to this loan transaction which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such loan transaction and this Agreement, and, to the extent controlling, laws of the United States of America. It is intended that, in the event that, notwithstanding the parties' express choice of New York law to be applicable to this Agreement, if the laws of the State of Texas are included in determining applicable law, Chapters 302 and 303 of the Texas Finance Code shall be included in any such determination, and that, for the purpose of applying Chapters 302 and 303 of the Texas Finance Code to this Agreement, the highest lawful rate shall be the "weekly ceiling" (as defined in Section 303.2 of the Texas Finance
Code). Any Bank may, from time to time, as to current and future balances, implement any other ceiling under Chapter 303 of the Texas Finance Code by notice to the Company, if and to the extent, permitted by Chapter 303 of the Texas Finance Code. The Company expressly agrees that, pursuant to Section




                                     - 20 -
                     Cinemark Investments Credit Agreement

346.004 of the Texas Finance Code, Chapter 346 of the Texas Finance Code shall not apply to this Agreement or to any Loan and neither this Agreement nor any Loan shall be governed by or subject to the provision of Chapter 346 of the Texas Finance Code in any manner whatsoever.

10.      FEES.

(a)      Upfront Fee.

         The Company shall pay to the Administrative Agent and the Syndication Agent an upfront fee in an amount as agreed upon in writing between the Company, the Administrative Agent and the Syndication Agent. Such fee shall be paid on the earlier of (a) the date the initial Loans are funded hereunder and (b) September 18, 1998.

(b) Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Bank a commitment fee on the actual daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the actual daily utilization for that quarter as calculated by the Administrative Agent, at a rate per annum specified for the "Commitment Fee" in the definition of Applicable Amount.
Such commitment fee shall accrue from the Closing Date to the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing September 30, 1998, with the final payment to be made on the Maturity Date; provided that, in connection with the termination of Commitments pursuant to Section 2.06, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of the termination. The commitment fees provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Section 4 are not met.

(c) Agency Fee. The Company may pay to the Administrative Agent for the Administrative Agent's own account an agency fee in the amount and at the times as agreed from time to time upon in writing between the Company and the Administrative Agent.

11.      COMPUTATION OF FEES AND INTEREST.

(a) All computations of interest payable in respect of Base Rate Loans at all times as the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.



                                     - 21 -
                     Cinemark Investments Credit Agreement

(b) The Administrative Agent will, with reasonable promptness, notify the Company and the Banks of each determination of an Offshore Rate; provided that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any claim against the Administrative Agent. Any change in the interest rate on a Loan resulting from a change in the Applicable Amount or Eurodollar Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Applicable Amount or Eurodollar Reserve Percentage becomes effective. The Administrative Agent will with reasonable promptness notify the Company and the Banks of the effective date and the amount of each such change, provided that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any claim against the Administrative Agent.

(c) Any change in the interest rate on a Loan resulting from a change in the Applicable Amount or Eurodollar Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Applicable Amount or Eurodollar Reserve Percentage becomes effective. Each determination of an interest rate by the Administrative Agent pursuant hereto shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

12.      PAYMENTS BY THE COMPANY.

(a) All payments of principal, interest and fees hereunder shall be in immediately available funds without deduction or setoff and delivered to the Administrative Agent for credit to:

Bank of America National Trust
and Savings Association
Att: Agency Administrative Services #5596
ABA No. 121-000-358
Bancontrol Account No. 12335-16417
Reference: Cinemark Investments Corporation.

not later than 11:00 A.M. (San Francisco time) on the date due; funds received by the Administrative Agent after that time shall be deemed to have been paid by the Company on the next succeeding Business Day.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

(c) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full as and when required hereunder, the Administrative



                                     - 22 -
                     Cinemark Investments Credit Agreement

Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate as in effect for each such day.

13.      PAYMENTS BY THE BANKS TO THE ADMINISTRATIVE AGENT.

(a) Unless the Administrative Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, by 9:30 a.m. (San Francisco time) (i) one Business Day prior to the date of any proposed Borrowing of Offshore Rate Loans, or (ii) on the date of any proposed Borrowing of Base Rate Loans that such Bank will not make available to the Administrative Agent as and when required hereunder for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall on the next Business Day following the date of such Borrowing make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this Section 2.13(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the next Business Day following the date of such Borrowing, the Administrative Agent shall notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

(b) The failure of any Bank to make any Loan on any date of Borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.



                                     - 23 -
                     Cinemark Investments Credit Agreement

14.      SHARING OF PAYMENTS, ETC.

         If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Pro Rata Share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this
Section 2.14 and will in each case notify the Banks following any such purchases or repayments.

15.      SECURITY AND CINEMARK USA GUARANTY.

         All obligations of the Company under this Agreement, any Notes and all other Loan Documents shall be guarantied pursuant to the Guaranty and secured in accordance with the FRN Pledge Agreement.



                                     - 24 -
                     Cinemark Investments Credit Agreement

              SECTION 3. TAXES, YIELD PROTECTION AND ILLEGALITY


1.       TAXES.

(a) Subject to Section 3.01(g), any and all payments by the Company to each Bank or the Agents under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agents, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's or each Agent's net income by the jurisdiction under the laws of which such Bank or the Agents, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

(b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

(c) Subject to Section 3.01(g), the Company shall indemnify and hold harmless each Bank and each Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by such Bank or such Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, provided that, in the case of penalties, interest, additions to tax and expenses, such Bank or such Agent has timely notified the Company after it has been notified of its liability for such amounts. Payment under this indemnification shall be made within 30 days from the date the Bank or the Agent makes written demand therefor.

(d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or an Agent, then, subject to Section 3.01(g): (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) such Bank or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Company shall make such deductions, and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Administrative Agent the original or a



                                     - 25 -
                     Cinemark Investments Credit Agreement
certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

(f) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that: (i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.08 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Company through the Administrative Agent two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax; (ii) if at any time the Bank makes any changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to the Company through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224; or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax; (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Bank, deliver to the Company through the Administrative Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank; and (iv) it shall, promptly upon the Company's or the Administrative Agent's reasonable request to that effect, deliver to the Company or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

(g) The Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 3.01(d) to any Bank for the account of any Lending Office of such Bank or to indemnify any Bank pursuant to Section 3.01(c): (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 3.01(f) in respect of such Lending Office; (ii) if such Bank shall have delivered to the Company a Form 4224 in respect of such Lending Office pursuant to Section 3.01(f), and such Bank at any time shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or (iii) if the Bank shall have delivered to the Company a Form 1001 in respect of such Lending Office pursuant to



                                     - 26 -
                     Cinemark Investments Credit Agreement

Section 3.01(f), and such Bank at any time shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

(h) If, at any time, the Company requests any Bank to deliver any forms or other documentation pursuant to Section 3.01(f)(iv), then the Company shall, on demand of such Bank through the Administrative Agent, reimburse such Bank for any costs and expenses (including expenses of outside legal counsel and the allocated costs of in-house counsel) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

(i) If the Company is required to pay additional amounts to any Bank pursuant to Section 3.01(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

2.       ILLEGALITY.

(a) If any Bank shall reasonably determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Administrative Agent, the obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank shall have notified the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exists.

(b) If a Bank shall determine that it is unlawful to maintain any Offshore Rate Loan, the Company shall be deemed to have converted in full all Offshore Rate Loans of that Bank then outstanding into Base Rate Loans either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loans. At the time of conversion, the Company shall pay all interest accrued thereon, together with any amounts required to be paid in connection therewith pursuant to Section 3.04.

(c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been terminated, the Company may elect, by giving notice to the Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as, or converted into, Offshore Rate Loans shall be instead Base Rate Loans.



                                     - 27 -
                     Cinemark Investments Credit Agreement

(d)      Before giving any notice to the Administrative Agent pursuant to this
Section 3.02, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

3.       INCREASED COSTS AND REDUCTION OF RETURN.

(a) If any Bank shall reasonably determine that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request of general applicability from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans (except for changes in the rate of tax on the overall net income of such Bank imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located), then the Company shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Administrative Agent), pay to such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

(b) If any Bank shall have reasonably determined that the introduction of any applicable law, rule, regulation or guideline of general applicability regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) or any corporation controlling the Bank, with any request, guideline or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority issued after the date hereof, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such Bank's capital is increased as a consequence of its obligations hereunder, then, upon demand of such Bank, the Company shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

4.       FUNDING LOSSES.

         The Company agrees to reimburse each Bank and to hold each Bank harmless from any loss or expense which the Bank may sustain or incur (excluding the loss of anticipated profits) from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained as a consequence of: (a) the failure of the Company to make any prepayment of principal of any Offshore Rate Loan or to make any payment after any acceleration thereof; (b) the failure of the Company to borrow or continue an Offshore Rate Loan or convert a Base Rate Loan to an Offshore Rate Loan



                                     - 28 -
                     Cinemark Investments Credit Agreement
after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation; (c) the failure of the Company to make any prepayment of an Offshore Rate Loan after the Company has given a notice in accordance with Section 2.07; or (d) the prepayment of an Offshore Rate Loan on a day which is not the last day of the Interest Period with respect thereto. Solely for purposes of calculating amounts payable by the Company to the Banks under this Section 3.04, each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR (as defined in the definition of "Offshore Rate") used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

5.       INABILITY TO DETERMINE RATES.

         If the Majority Banks shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or if the Majority Banks advise the Administrative Agent that the Offshore Rate applicable for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to them of funding such Loan, they shall notify the Administrative Agent who will forthwith give notice of such determination to the Company and each Bank. Thereafter, the obligation of the Banks to make Offshore Rate Loans hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/ Continuation then submitted by it. If the Company does not revoke such notice with respect to Loans, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

6.       SURVIVAL.

         The agreements and obligations of the Company in this Section 3 shall survive the payment of all other Obligations. Any claim or demand by any Bank for reimbursement or compensation under this Section 3 must be made in writing; provided, however, that no such claim or demand may be made in respect of any expense, cost, or economic loss incurred or suffered more than 12 months prior to the date of such claim or demand.



                                     - 29 -
                     Cinemark Investments Credit Agreement

                       SECTION 4. CONDITIONS PRECEDENT

1.       CONDITIONS OF INITIAL LOANS.

         The obligation of each Bank to make its initial Loan hereunder is subject to the condition that the Administrative Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Administrative Agent and each Bank and in sufficient copies for each Bank and each Agent:

(a)      Credit Agreement and Notes.

         This Agreement executed by the Company, the Agents and each of the Banks and, if requested by any Bank pursuant to Section 2.02(b), the Note(s) for such Bank executed by the Company.

(b)      Resolutions; Incumbency for Company and Cinemark USA.

         (i) Copies of the resolutions of the Board of Directors or the executive committee of the Company and Cinemark USA approving and authorizing the execution, delivery and performance by such Person of the Loan Documents to which it is a party and the Fixed Rate Notes, as applicable, and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company and Cinemark USA; and

         (ii) A certificate of the Secretary or Assistant Secretary of the Company and Cinemark USA certifying the names and true signatures of the officers of the Company and Cinemark USA authorized to execute and deliver the Loan Documents to which it is a party and the Fixed Rate Notes, as applicable.

(c)      Articles of Incorporation; By-laws and Good Standing.

Each of the following documents:

         (i) The articles or certificate of incorporation of the Company as in effect on the Closing Date, certified by the secretary of state of the state of incorporation of the Company as of a recent date and by the Secretary or Assistant Secretary of the Company as of the Closing Date and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

         (ii) A good standing certificate for the Company from the secretary of state or equivalent of its state of incorporation and each state where the Company is qualified to do business as a foreign corporation as of a recent date.



                                     - 30 -
                     Cinemark Investments Credit Agreement

(d)      Cinemark USA Guaranty.

         The Guaranty, duly executed and delivered by Cinemark USA.

(e)      FRN Pledge Agreement; Delivery of Pledged Collateral.

         The FRN Pledge Agreement, duly executed by the Company, together with
(i) delivery to the Administrative Agent of all original Fixed Rate Notes duly endorsed in blank to the Administrative Agent for the benefit of the Secured Parties, (ii) appropriate evidence of Brazilian regulatory approval for Cinemark Brasil to make payments on the Fixed Rate Notes in US Dollars to the paying agent under Fixed Rate Notes and (iii) an acknowledgement signed by the Company and the paying agent under the Fixed Rate Notes pursuant to which the paying agent agrees to make all payments under the Fixed Rate Notes directly to the Administrative Agent upon receipt of written instructions of the Administrative Agent to do so.

(f)      Amendment to Cinemark USA Credit Agreement.

         Appropriate evidence that the First Amendment to Second Amended and Restated Reducing Revolving Credit Agreement dated of even date herewith has concurrently become effective.



(g)      Legal Opinions.

         An opinion of the general counsel of the Company addressed to the Administrative Agent and the Banks, in form satisfactory to all Banks addressing, among other items, the ability of, without the consent of any Governmental Authority, (i) the Company to pledge the Fixed Rate Notes to the Secured Parties, and (ii) the Company to cause all payments made pursuant to the Fixed Rate Notes to be paid directly to the Administrative Agent upon the occurrence of an Event of Default, all in accordance with the terms of the FRN Pledge Agreement.

(h)      Payment of Fees.

         The Company shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with reasonable attorney fees, costs and expenses (including the allocated cost of Administrative Agent's in-house counsel and staff) to the extent invoiced prior to or on the Closing Date, together with such additional amounts of such fees, costs and expenses as shall constitute BofA's and the Administrative Agent's reasonable estimate of such reasonable fees, costs and expenses incurred or to be incurred through the closing proceedings, provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent; including any such costs, fees and expenses arising under or referenced in Section 2.10. To the extent not invoiced by the Closing Date, the Company shall pay such fees, costs and expenses within 30 days of being invoiced therefor.





                                     - 31 -
                     Cinemark Investments Credit Agreement

(i)      Certificate.

         A certificate signed by a Responsible Officer, dated as of the Closing Date (i) stating that: (A) the representations and warranties contained in
Section 5 are true and correct in all material respects on and as of such date, as though made on and as of such date; and (B) no Default or Event of Default exists or would result from the initial Loan; and (ii) showing in detail the Cinemark USA Leverage Ratio, the Cinemark USA Senior Leverage Ratio and the CBSA Leverage Ratio, all as of June 30, 1998.

(j)      Other Documents.

         Such other approvals, opinions or documents as the Administrative Agent or any Bank may request.

2.       CONDITIONS TO ALL BORROWINGS.

         The obligation of each Bank to make any Loan to be made by it hereunder (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

(a) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing;

(b)      Continuation of Representations and Warranties.

         The representations and warranties made by the Company contained in
Section 5 shall be true and correct in all material respects on and as of such Borrowing Date, both before and after giving effect to such Borrowing, with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties relate to an earlier date, in which case they were true and correct as of such date); and

(c)      No Existing Default.

         No Default or Event of Default shall exist or shall result from such Borrowing.

         Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder that, as of the date of each such notice and as of each Borrowing Date, the conditions in
Section 4.02 are satisfied.







                                     - 32 -
                     Cinemark Investments Credit Agreement

                  SECTION  5. REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to each Agent and each Bank that:

1.       CORPORATE EXISTENCE AND POWER.

         The Company: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (b),
(c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

2.       CORPORATE AUTHORIZATION; NO CONTRAVENTION.

         The execution, delivery and performance by the Company, of this Agreement and any other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and would not be expected to: (a) contravene the terms of any of the Company's articles of incorporation, bylaws or other organization documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its Property is subject; or (c) violate any Requirement of Law.

3.       GOVERNMENTAL AUTHORIZATION.

         No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan Document, except for (a) such filings, recordations and registrations as contemplated by the FRN Pledge Agreement in order to perfect, continue or enforce the security interests in the Collateral thereunder, (b) routine corporate filings to maintain the corporate good standing of the Company, and (c) as provided in Section 4.01(e)(ii) with respect to the Fixed Rate Notes.

4.       BINDING EFFECT.

         This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.




                                     - 33 -
                     Cinemark Investments Credit Agreement

5.       LITIGATION.

         There are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or any of its Properties which: (a) purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

6.       NO DEFAULT.

         No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or the grant or perfection of the Administrative Agent's Liens on the Collateral. The Company has not received notice or has actual knowledge that it is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

7.       USE OF PROCEEDS.

         The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 6.06.

8.       REGULATED ENTITIES.

         None of the Company, any Person controlling the Company, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

9.       YEAR 2000.

         On the basis of a comprehensive review and assessment of the Company's systems and equipment and inquiry made of Company's material suppliers, vendors and customers, the Company reasonably believes that the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not result in a Material Adverse Effect. The Company has developed feasible contingency plans adequately to ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.




                                     - 34 -
                     Cinemark Investments Credit Agreement

10.      FRN PLEDGE AGREEMENT.

         At all times the provisions of the FRN Pledge Agreement are, or will be upon execution, effective to create, in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all of the Collateral described therein; and all Fixed Rate Notes have been delivered to the Administrative Agent or its nominee in accordance with the terms thereof. The Lien of the FRN Pledge Agreement constitutes a perfected, first priority security interest in all right, title and interest of the Company in the Collateral described therein, prior and superior to all other Liens and interests.

11.      FULL DISCLOSURE.

         None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each report or certificate (including any exhibits to such report or certificate) furnished by or on behalf of the Company in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                            6. AFFIRMATIVE COVENANTS

         The Company covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (exclusive of future, contingent or unliquidated amounts arising under indemnity agreements) shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

1.       FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATE.

         The Company shall deliver to the Administrative Agent (who shall deliver the same to the Banks) in form and detail satisfactory to the Administrative Agent and the Majority Banks, with sufficient copies for each Agent and each Bank:

(a) as soon as available, but not later than 90 days after the end of each fiscal year, (i) a copy of the unaudited consolidated balance sheet of Cinemark Brasil as at the end of such year and the related statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP, the financial position and the results of operations of Cinemark Brasil, and (ii) an annual operating budget for Cinemark Brasil;

(b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each year, (i) a copy of the unaudited consolidated balance sheet of Cinemark Brasil as of the end of such quarter and the related statements of income, shareholders' equity and cash flows for such fiscal quarter and year-to-date, setting forth in each case in comparative form the figures for the previous year, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to normal



                                     - 35 -
                     Cinemark Investments Credit Agreement
year end adjustments), the financial position and the results of operations of Cinemark Brasil,

(c) concurrently with delivery of the financial statements required pursuant to subsections (a) and (b) above, a certificate showing the calculations of the Cinemark USA Leverage Ratio, the Cinemark USA Senior Leverage Ratio and the CBSA Leverage Ratio, all certified by a Responsible Officer; and

(d) upon the request of the Administrative Agent, copies of Cinemark USA financial statements as and when delivered pursuant to Section 6.1 of the Cinemark USA Credit Agreement.

         All financial information relating to Cinemark Brasil contained in financial statements and other certificates delivered from time to time hereunder shall be stated in U.S. Dollars using foreign exchange rates in effect on the measurement date, as disclosed in such statements and certificates.

2.       NOTICES.

         The Company shall promptly notify the Administrative Agent (who shall notify the Banks):

(a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that could reasonably be expected to become a Default or Event of Default;

(b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company or Cinemark Brasil to which the Company has knowledge which could result in a Material Adverse Effect; (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or Cinemark Brasil and any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect, and
(iii) any dispute, litigation or proceeding in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

(c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or Cinemark Brasil (i) in which the amount of damages claimed is $2,500,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought, which, with respect to clauses (i) and (ii) of this subsection (c), if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

(d) of any material change in accounting policies or financial reporting practices by the Company or Cinemark Brasil; and



                                     - 36 -
                     Cinemark Investments Credit Agreement

(e) promptly, such additional business, financial, corporate affairs and other information as the Administrative Agent, at the written request of any Bank, may from time to time reasonably request.

         Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein, and stating what action the Company proposes to take with respect thereto and at what time. Each notice under Section 6.02(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

3.       PRESERVATION OF CORPORATE EXISTENCE, ETC.

         The Company shall, and shall cause Cinemark Brasil to, (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation; (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business as presently conducted; (c) use its reasonable efforts, in the ordinary course of business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

4.       COMPLIANCE WITH LAWS.

         The Company shall, and shall cause Cinemark Brasil to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist, or where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

5.       INSPECTION OF PROPERTY AND BOOKS AND RECORDS.

         The Company shall, and shall cause Cinemark Brasil to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company. The Company shall permit representatives and independent contractors of the Administrative Agent or any Bank to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default has occurred and is continuing the Administrative Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.





                                     - 37 -
                     Cinemark Investments Credit Agreement

6.       USE OF PROCEEDS.

         The Company shall use the proceeds of the Loans to make loans to Cinemark Brasil evidenced by the Fixed Rate Notes. The Fixed Rate Notes shall be payable in US Dollars, have maturities not exceeding eight years and shall not be subordinated in right of payment to any other indebtedness of Cinemark Brasil. The Company shall not use any portion of the Loans, directly or indirectly, (w) to purchase or carry Margin Stock, (x) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (y) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (z) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

7.       FURTHER ASSURANCES.

         The Company shall ensure that all written information and reports and certificates (including any exhibits thereto) furnished to the Administrative Agent or the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

                          SECTION 7. NEGATIVE COVENANTS

         The Company hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (exclusive of future, contingent or unliquidated amounts arising under indemnity agreements) shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

1.       LIMITATION ON LIENS.

         The Company shall not, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (each a "Permitted Lien"):

(a)      any Lien created under any Loan Document;

(b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company;

(c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company;



                                     - 38 -
                     Cinemark Investments Credit Agreement

(d) Liens consisting of pledges or deposits required in the ordinary course of business as presently conducted in connection with workers' compensation, unemployment insurance and other social security legislation;

(e) Liens (other than Liens on the Collateral) on the Property of the Company securing (i) the performance of bids, trade contracts (other than for borrowed money), leases, and statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other obligations of a like nature; in each case, incurred in the ordinary course of business provided that all Liens securing delinquent performance or obligations could not (even if enforced) reasonably be expected to have a Material Adverse Effect;

(f) any attachment or judgment Lien, unless the judgment it secures shall not have been discharged within 30 calendar days after the expiration of any stay or final appeals;

(g) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or materially interfere with the ordinary conduct of the businesses of the Company;

(h) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Company to provide collateral to the depositary institution; and

(i) any renewal of or substitution for any Lien permitted by any of the preceding subsections, provided that the indebtedness secured is not increased nor the Lien extended to any additional assets (other than proceeds and accessions).

2.       DISPOSITION OF PROPERTY.

         The Company shall not dispose of any of its Property except for not less than fair market value and shall not dispose of the Fixed Rate Notes.

3.       CONSOLIDATIONS AND MERGERS.

         The Company shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

(a) any Subsidiary of the Company may merge with, or sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to, the Company, provided that the Company shall be the continuing or surviving corporation; and



                                     - 39 -
                     Cinemark Investments Credit Agreement

(b) the Company may merge with, or sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to, Cinemark USA or a "Restricted Subsidiary" (as defined in the Cinemark USA Credit Agreement) of Cinemark USA provided Cinemark USA assumes the Obligations of the Company concurrently therewith.

4.       LIMITATION ON INVESTMENTS.

         The Company shall not purchase, make or acquire any Investment in any Person, except for the following ("Permitted Investments"):

(a)      Investments in Cash Equivalents;

(b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

(c) loans to Cinemark Brasil evidenced by the Fixed Rate Notes, in an aggregate principal amount not exceeding $20,000,000;

(d)      bank accounts maintained in any commercial bank; and

(e) other Investments not exceeding $500,000 in the aggregate outstanding at any time from the Closing Date.

5.       LIMITATION ON INDEBTEDNESS.

         The Company shall not incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)      Indebtedness incurred pursuant to this Agreement; and

(b) endorsements for collection or deposit in the ordinary course of business as presently conducted.

6.       TRANSACTIONS WITH AFFILIATES.

         The Company shall not enter into any transaction with any Affiliate of the Company, except (a) as expressly permitted by this Agreement, or (b) unless such transaction is on terms no less favorable to the Company than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Company.

7.       COMPLIANCE WITH ERISA.

         The Company shall not create or participate in any plan subject to the Employee Retirement Income Security Act of 1974, as amended.

8.       LEASE OBLIGATIONS.

         The Company shall not create or suffer to exist any obligations for the payment of rent for any Property under lease or agreement to lease, except for:



                                     - 40 -
                     Cinemark Investments Credit Agreement

(a) leases of the Company in existence on the Closing Date and any renewal, extension or refinancing thereof; and

(b) operating leases entered into or assumed by the Company after the Closing Date in the ordinary course of business.

9.       RESTRICTED PAYMENTS.

         The Company shall not make any Restricted Payment, except that the Company may declare and make dividend payments or other distributions payable solely in its capital stock or in options, warrants or rights to acquire its capital stock.

10.      CHANGE IN BUSINESS.

         The Company shall not engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.

11.      ACCOUNTING CHANGES.

         The Company shall not make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company.

12.      LIMITATION ON NEGATIVE PLEDGES.

         The Company shall not be a party to any agreement prohibiting, or amend any agreement to prohibit, the creation or assumption of any Lien in favor of the Administrative Agent and the Banks upon its properties or assets, whether now owned or hereafter acquired.

                          SECTION 8. EVENTS OF DEFAULT

1.       EVENT OF DEFAULT.

         Any of the following shall constitute an "Event of Default":

(a)      Non-Payment.

         The Company fails to pay, when and as required to be paid herein, any principal of any Loan, or shall fail to pay within two Business Days of the due date hereof any interest, fees or other amount payable hereunder or pursuant to any other Loan Document; or

(b)      Representation or Warranty.

         Any representation or warranty by the Company made or deemed made herein, in any Loan Document, or which is contained in any certificate, document or financial or other statement by the Company or its Responsible Officers, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or





                                     - 41 -
                     Cinemark Investments Credit Agreement

(c)      Other Defaults.

         The Company fails to perform or observe any other term or covenant contained in Section 6.01, 6.02 or 6.06 and such default shall continue unremedied for a period of three days, or the Company fails to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default under other terms or covenants shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer of the Company knew or should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Bank; or

(d)      Cross-Defaults.

         The Company, Cinemark USA or any "Restricted Subsidiary" (as such term is defined in the Cinemark USA Credit Agreement) (A) fails to make any payment in respect of any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of $1,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness having an aggregate principal amount of $1,000,000 or more, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or any contingent obligation in an amount of $1,000,000 or more to become payable or cash collateral in respect thereof to be demanded; or

(e)      Insolvency; Voluntary Proceedings.

         The Company, Cinemark USA or Cinemark Brasil (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or
(iii) takes any action to effectuate or authorize any of the foregoing; or

(f)      Involuntary Proceedings.

         (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, Cinemark USA or Cinemark Brasil, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's, Cinemark USA's or Cinemark Brasil's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company, Cinemark USA or Cinemark Brasil admits the material allegations of a petition against it in any Insolvency




                                     - 42 -
                     Cinemark Investments Credit Agreement

Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company, Cinemark USA or Cinemark Brasil acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

(g)      Loan Documents; Fixed Rate Notes.

         Any Loan Document or Fixed Rate Note at any time after its execution and delivery and for any reason other than the agreement of the Banks or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Banks, is materially adverse to the interests of the Banks; or the Company or Cinemark USA denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or any Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) occurs under any other Loan Document; or

(h)      Collateral.

         Any material provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company or the Company shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest, and if, in either case, such cessation is the result of a change in law, such cessation shall continue for 10 days after the earlier of (i) the date upon which a Responsible Officer of the Company knew or should have known of such cessation or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Bank; or

(i)      Material Adverse Change.

         There shall occur a Material Adverse Effect; or

(j)      Prohibited Action of or Default Under Cinemark USA Credit Agreement.

         There shall occur any Prohibited Action or Event of Default (as defined in the Cinemark USA Credit Agreement).

2.       REMEDIES.

         If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks,
(a) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments and obligations shall forthwith be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be



                                     - 43 -
                     Cinemark Investments Credit Agreement
immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and
(c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in paragraph (e) or (f) of Section 8.01 above (in the case of clause (i) of paragraph (f) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank.

3.       RIGHTS NOT EXCLUSIVE.

         The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                       SECTION 9. THE ADMINISTRATIVE AGENT

1.       APPOINTMENT AND AUTHORIZATION.

         Each Bank hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

2.       DELEGATION OF DUTIES.

         The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.





                                     - 44 -
                     Cinemark Investments Credit Agreement

3.       LIABILITY OF AGENT.

         None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

4.       RELIANCE BY ADMINISTRATIVE AGENT.

(a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or all Banks if required by Section 10.01) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

(b) For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Bank prior to the initial Borrowing specifying its objection thereto and



                                     - 45 -
                     Cinemark Investments Credit Agreement
either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect or the Bank shall not have made available to the Administrative Agent the Bank's ratable portion of such Borrowing.

5.       NOTICE OF DEFAULT.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Banks in accordance with Section 8; provided, however, that unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

6.       CREDIT DECISION.

         Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.





                                     - 46 -
                     Cinemark Investments Credit Agreement

7.       INDEMNIFICATION.

         Whether or not the transactions contemplated hereby shall be consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the related Administrative Agent) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and expenses of counsel and the allocated cost of in-house counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including fees and expenses of counsel and the allocated cost of in-house counsel). The obligation of the Banks in this Section shall survive the payment of all Obligations hereunder.

8.       ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY.

         BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Company and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Banks. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it




                                     - 47 -
                     Cinemark Investments Credit Agreement
were not the Administrative Agent, and the terms "Bank" and "Banks" shall include BofA in its individual capacity.

9.       SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

10.      COLLATERAL MATTERS.

(a) The Administrative Agent is authorized on behalf of all Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, to enter into the FRN Pledge Agreement and from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

(b) The Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document; (ii) constituting Property sold or to be sold or disposed of as part of or in connection with any Disposition permitted hereunder; (iii) constituting Property in which the Company or any Subsidiary of the Company owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting Property leased to the Company or any Subsidiary of the Company under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended;




                                     - 48 -
                     Cinemark Investments Credit Agreement

(v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Majority Banks or all the Banks, as required hereunder. Upon request by the Administrative Agent at any time, the Banks will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 9.10(b).

(c) Each Bank agrees with and in favor of each other (which agreement shall not be for the benefit of the Company or any of its Subsidiaries) that the Company's obligation to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank.

11.      SYNDICATION AGENT.

         The Bank identified on the facing page or signature pages of this Agreement as the Syndication Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, such Bank shall not have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on such Bank so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                            SECTION 10. MISCELLANEOUS

1.       AMENDMENTS AND WAIVERS.

         No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks, the Company and acknowledged by the Administrative Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, the Company and acknowledged by the Administrative Agent, do any of the following:

(a) increase or extend the Commitment of any Bank or subject any Bank to any additional obligations hereunder or under any Loan Document;

(b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any Loan Document;

(c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;






                                     - 49 -
                     Cinemark Investments Credit Agreement

(d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder or under any Loan Document;

(e)      amend this Section 10.01 or Section 2.15;

(f)      consent to any Prohibited Action; or

(g) discharge Cinemark USA under the Guaranty, or release any part of the Collateral;

provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

2.       NOTICES.

         All notices, requests and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted or delivered, if to the Company to its address specified on Schedule 10.02 hereto; if to any Bank, to its Domestic Lending Office specified on Schedule 10.02 hereto; and if to the Administrative Agent, to its address specified on Schedule 10.02 hereto; or, as to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent. All such notices and communications shall be effective when delivered for overnight delivery, delivered to the telegraph company, transmitted by telecopier and confirmed by telephone, transmitted by telex and confirmed by telex answerback or delivered to the cable company, as applicable, or if delivered, upon delivery, except that written notices pursuant to Section 2 shall not be effective until received by the Administrative Agent.

3.       NO WAIVER; CUMULATIVE REMEDIES.

         No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

4.       COSTS AND EXPENSES.

         The Company shall, whether or not the transactions contemplated hereby shall be consummated:

(a) reimburse the Agents on demand for all reasonable costs and expenses incurred in connection with the development, syndication, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared




                                     - 50 -
                     Cinemark Investments Credit Agreement
in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable costs and expenses of counsel to BofA (including in its capacity as Administrative Agent) (and the allocated cost of internal counsel) with respect thereto;

(b) reimburse each Bank and the Agents on demand for all reasonable costs and expenses incurred by them in connection with the enforcement or preservation of any rights (including in connection with any "workout" or restructuring regarding the Loans) under this Agreement, any Loan Document, and any such other documents, including fees and out-of-pocket expenses of counsel (and the allocated cost of internal counsel) to the Agents and to each of the Banks; and

(c) reimburse the Agents on demand for all reasonable appraisal, audit, search and filing fees, incurred or sustained by the Administrative Agent in connection with the matters referred to under paragraphs (a) and (b) above.

5.       GENERAL INDEMNITY.

         The Company shall pay, indemnify, and hold each Bank, the Agents and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable fees and out-of-pocket expenses of counsel and the allocated cost of internal counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Loans, or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities (i) arising from the gross negligence or willful misconduct of such Indemnified Person (ii) with respect to judicial proceedings commenced against such Indemnified Person by any holder of the debt or equity securities of such Indemnified Person based solely on the rights afforded such holder in its capacity as such, and (iii) with respect to judicial proceedings commenced solely against such Indemnified Person by another Bank, Assignee or Participant to the extent based on a cause of action against such Indemnified Person and not the Company. The obligations in this Section 10.05 shall survive payment of all other Obligations. The Company shall have the right to undertake, conduct and control through counsel of its own choosing (which counsel shall be acceptable to the Indemnified Persons acting reasonably) and at the sole expense of the Company, the conduct and settlement of any Indemnified Liabilities, and the Indemnified Person shall cooperate with the Company in connection therewith; provided that the Company shall permit the Indemnified Person to participate in such conduct and settlement through counsel chosen by the Indemnified Person, but the fees and expenses of such counsel shall be borne by the Indemnified Person. Notwithstanding the foregoing, the Indemnified




                                     - 51 -
                     Cinemark Investments Credit Agreement

Person shall have the right to employ its own counsel, and the reasonable fees and expenses of such counsel shall be at the Company's costs and expense if the interests of the Company and the Indemnified Person become adverse in any such claim or course of action; provided, however, the Company, in such event, shall only be liable for the reasonable legal expenses of one counsel for all of such Indemnified Persons. The Company shall not be liable for any settlement of any claim or action effected without its prior written consent, such consent not to be unreasonably withheld. All amounts owing under this Section 10.05 shall be paid within 30 days after demand.

6.       MARSHALLING; PAYMENTS SET ASIDE.

         Neither the Administrative Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Administrative Agent or the Banks, or the Administrative Agent or the Banks enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

7.       SUCCESSORS AND ASSIGNS.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

8.       ASSIGNMENTS, PARTICIPATIONS, ETC.

(a) Any Bank may, with the prior written consent of the Company at all times other than during the existence of an Event of Default, and the Administrative Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Administrative Agent shall be required in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000 and multiples of $1,000,000 in excess thereof; provided, however, that (i) the Company and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the





                                     - 52 -
                     Cinemark Investments Credit Agreement

Administrative Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent a Notice of Assignment and Acceptance in the form of Exhibit C ("Notice of Assignment and Acceptance") together with any Note or Notes subject to such assignment and (C) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.

(b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received an executed Notice of Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Notice of Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Notice of Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

(c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Notice of Assignment and Acceptance and payment of the processing fee, the Company shall, upon the request of the Assignee made through the Administrative Agent, execute and deliver to the Administrative Agent, one or more new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank had previously requested one or more Notes and has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Notice of Assignment and Acceptance, this Agreement, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

(d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents;
provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would extend the Maturity Date, decrease any interest or fee rate, increase any Commitment, reduce or delay any required payment or release any collateral or guarantor. In the case of any such participation, the Participant shall be entitled to the





                                     - 53 -
                     Cinemark Investments Credit Agreement
benefit of Sections 3.01, 3.03 and 10.05 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

(e) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by the Company to or for the account of the assigning or pledging Bank in accordance with the terms of this Agreement shall satisfy the Company's obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

9.       SET-OFF.

         In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this
Section 10.09 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

10.      NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC.

         Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Lending Offices, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

11.      COUNTERPARTS.

         This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be




                                     - 54 -
                     Cinemark Investments Credit Agreement
deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

12.      SEVERABILITY.

         The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

13.      NO THIRD PARTIES BENEFITED.

         This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks and the Administrative Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Administrative Agent nor any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

14.    Time.

         Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

15.    Governing Law and Jurisdiction.

(A) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.





                                     - 55 -
                     Cinemark Investments Credit Agreement

16.      WAIVER OF JURY TRIAL.

         THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

17.      NOTICE OF CLAIMS; CLAIMS BAR.

         THE COMPANY HEREBY AGREES THAT IT SHALL GIVE PROMPT WRITTEN NOTICE OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE AGAINST THE ADMINISTRATIVE AGENT OR ANY BANK, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR TO THE LOANS (OR THE COLLATERAL THEREFOR), OR ANY ACT OR OMISSION TO ACT BY THE ADMINISTRATIVE AGENT OR ANY BANK WITH RESPECT HERETO OR THERETO, AND THAT IF IT SHALL FAIL TO GIVE SUCH PROMPT NOTICE TO THE ADMINISTRATIVE AGENT WITH REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, IT SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING SUCH CLAIM OR CAUSE OF ACTION IN ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

18.      ENTIRE AGREEMENT.

         This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous Agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the fees described in Section 2.10.





                                     - 56 -
                     Cinemark Investments Credit Agreement

19.      INTERPRETATION.

         This Agreement is the result of negotiations between and has been reviewed by counsel to the Administrative Agent, the Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in the preparation of such documents and agreements.







                                     - 57 -
                     Cinemark Investments Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                                  CINEMARK INVESTMENTS
                                  CORPORATION



                                  By
                                    ----------------------------
                                  Name
                                    ----------------------------
                                  Title
                                        ------------------------



                                  BANK OF AMERICA NATIONAL
                                  TRUST AND SAVINGS ASSOCIATION,
                                  as Administrative Agent



                                  By
                                    ----------------------------
                                            David Price
                                         Vice President


                                  BANK OF AMERICA NATIONAL
                                  TRUST AND SAVINGS ASSOCIATION,
                                  as a Bank

                                  By
                                    ----------------------------
                                  Name
                                    ----------------------------
                                  Title
                                        ------------------------



                                  NATIONSBANK, N.A., as Syndication
                                  Agent and a Bank

                                  By
                                    ----------------------------
                                  Name
                                    ----------------------------
                                  Title
                                        ------------------------



                                     - 58 -
                     Cinemark Investments Credit Agreement

                                                                       EXHIBIT A

                           FORM OF NOTICE OF BORROWING

TO: Bank of America National Trust and Savings Association, as Administrative Agent

         Pursuant to Section 2.03 of that certain Credit Agreement dated as of September 11, 1998 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement) among Cinemark Investments Corporation (the "Company"), the Banks party thereto and Bank of America National Trust and Savings Association, as Administrative Agent (in such capacity, the "Administrative Agent") for said Banks and NationsBank, N.A., as Syndication Agent (in such capacity, the "Syndication Agent"), this represents the Company's request to borrow on from the Banks, according to their respective Pro Rata Share, $ ___________ as [Base Rate] [Offshore Rate] Loans. [The initial Interest period for such Offshore Rate is requested to be a -month period]. The proceeds of such Loans are to be deposited in the Company's account at the Administrative Agent.

         The undersigned Responsible Officer hereby certifies that:

         (a) the representations and warranties of the Company contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they were true and correct as of such date); and

         (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing.

DATED:
      ---------------------

                                               CINEMARK INVESTMENTS
                                               CORPORATION

                                               By
                                                  -----------------------------
                                               Name
                                                   ----------------------------
                                               Title
                                                    ---------------------------


                                     A - 1
                               Notice of Borrowing

                                                                       EXHIBIT B

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

TO: Bank of America National Trust and Savings Association, as Administrative Agent

         1. Conversion Selection. Pursuant to Section 2.04 of that certain Credit Agreement dated as of September 11, 1998 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement) among Cinemark Investments Corporation (the "Company"), the Banks party thereto and Bank of America National Trust and Savings Association, as Administrative Agent (in such capacity, the "Administrative Agent") for said Banks and NationsBank, N.A., as Syndication Agent (in such capacity, the "Syndication Agent"), this represents the Company's request to convert $________________of existing [Base Rate] [Offshore Rate] Loans on _______________, ______, to [Offshore Rate] [Base Rate] Loans, as follows:


                                             INTEREST PERIOD
          DOLLAR AMOUNT                   (OFFSHORE RATE LOANS)
          -------------                   ---------------------
         $                                                  months
          -------------                      --------------

         2. Continuation Selection. (Offshore Rate Loans). Pursuant to Section
2.04 of the Agreement, please continue $_______of existing Offshore Rate Loans, the final day of the current Interest Period of which is __________, 19____, as follows:


                                                REQUESTED
          DOLLAR AMOUNT                      INTEREST PERIOD
          -------------                      ---------------
         $                                                  months
          -------------                      --------------





                                               CINEMARK INVESTMENTS
                                               CORPORATION

                                               By
                                                  -----------------------------
                                               Name
                                                   ----------------------------
                                               Title
                                                    ---------------------------

                        Notice of Conversion/Continuation

                                                                       EXHIBIT C

                   FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE


TO: Bank of America National Trust and Savings Association, as Administrative Agent

         A. Reference is made to that certain Credit Agreement dated as of September 11, 1998 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement) among the Company, the banks party thereto (the "Banks") and Bank of America National Trust and Savings Association, as Administrative Agent (in such capacity, the "Administrative Agent") for said Banks and NationsBank, N.A., as Syndication Agent (in such capacity, the "Syndication Agent").

         1. We hereby give you notice of, and request your consent to, the assignment by _____(the "Assignor") to (the "Assignee") of % of the right, title and interest of the Assignor in and to the Credit Agreement, including without limitation the right, title and interest of the Assignor in and to the Commitment of the Assignor, and all outstanding Loans made by the Assignor. Before giving effect to such assignment:

               (a) the aggregate amount of the Assignor's Commitment is $__; and

               (b) the aggregate principal amount of its outstanding Loans is $_________.

         2. The Assignee hereby represents and warrants that it has complied with the requirements of Section 9.08(a) of the Credit Agreement in connection with this assignment.

         3. The Assignee agrees that, upon receiving your consent to such assignment and from and after , the Assignee will be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

         4.    The following administrative details apply to the Assignee:

                    (a)      Offshore Lending Office:

                             Assignee name:
                                           ---------------------
                             Address:
                                     ---------------------------
                             -----------------------------------
                             Attention:
                                       -------------------------
                             Telephone:  (   )
                                          --- ------------------
                             Telecopier: (   )
                                          --- ------------------

                    (b)      Domestic Lending Office:

                             Assignee name:
                                           ---------------------
                             Address:
                                     ---------------------------
                             -----------------------------------
                             Attention:
                                       -------------------------
                             Telephone:  (   )
                                          --- ------------------
                             Telecopier: (   )
                                          --- ------------------

                    (c)      Notice Address:

                             Assignee name:
                                           ---------------------
                             Address:
                                     ---------------------------
                             -----------------------------------
                             Attention:
                                       -------------------------
                             Telephone:  (   )
                                          --- ------------------
                             Telecopier: (   )
                                          --- ------------------

                    (d)      Payment Instructions: Account No.:

                             Account No.
                                        ------------------------
                             Attention:
                                        ------------------------
                             Reference:
                                        ------------------------

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                                         Very truly yours,

                                         [NAME OF ASSIGNOR]

                                         By:
                                             ------------------------------
                                         Title:
                                                ---------------------------


                                         [NAME OF ASSIGNEE]

                                         By:
                                             ------------------------------
                                         Title:
                                                ---------------------------

We hereby consent to the
foregoing assignment.

CINEMARK INVESTMENTS CORPORATION

By
   --------------------------------
Name
     ------------------------------
Title
     ------------------------------

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
AS ADMINISTRATIVE AGENT

By
   --------------------------------
           Vice President

                                                                       EXHIBIT D

                                  FORM OF NOTE

$                                                             September 11, 1998
 ------------------

         FOR VALUE RECEIVED, the undersigned CINEMARK INVESTMENTS CORPORATION (the "Company") promises to pay to the order of ________________ (the "Bank") on the Maturity Date the principal amount of $________ or, if less, the unpaid principal amount of Loans owing to the Bank pursuant to that certain Credit Agreement dated as of September 11, 1998 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement) among Cinemark Investments Corporation, the Banks party thereto and Bank of America National Trust and Savings Association, as Administrative Agent (in such capacity, the "Administrative Agent") for said Banks and NationsBank, N.A., as Syndication Agent (in such capacity, the "Syndication Agent") (as amended, restated, extended or otherwise modified from time to time, the "Credit Agreement").

         The Company also promises to pay interest on the unpaid principal amount hereof until maturity (whether by acceleration or otherwise), and also to pay interest after maturity on amounts not paid when due and until paid in full, at the rates per annum and on the dates specified in the Credit Agreement.

         This Note is one of the Notes referred to in the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Company is permitted and required to make prepayments and repayments of principal of the Loans evidenced by this Note and on which such Loans may be declared to be immediately due and payable.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Bank of America National Trust and Savings Association, ABA No. 121-000-358, for credit to: BANCONTROL Account No.12335-6417, Reference:
Cinemark Investments Corporation, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

         The principal amount, interest periods, the interest rates applicable, maturity and each payment of interest and principal of the Loans shall be recorded and endorsed on the grid attached to this Note; provided, however, that the failure by the Bank to make any such recordation or endorsement shall not limit or otherwise affect the obligations of the Company hereunder or under the Credit Agreement, nor the validity of any payment made by the Company. In any event, the Bank's records shall be conclusive evidence, absent manifest error, of any Loan, interest periods, rates of interests, maturities and payments thereunder.

         This Note is one of the notes described in the Credit Agreement to which reference is made for a statement of terms and conditions on which the Company is permitted and required to make prepayments and repayments of the principal of the Loans evidenced b this Note. The Bank or any holder hereof is entitled to all the rights, including acceleration rights, remedies, security, benefits and privileges provided for in the Credit Agreement.

         The Company hereby promises to pay all out-of-pocket expenses and reasonable attorneys' fees (including any allocated fees and costs of in-house legal staff) incurred in the collection or enforcement of this Note.

         The Company hereby waives notice of default, presentment, demand for payment, protest and any notice of nonpayment or dishonor.

         THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.


                                               CINEMARK INVESTMENTS
                                               CORPORATION

                                               By
                                                  -----------------------------
                                               Name
                                                   ----------------------------
                                               Title
                                                    ---------------------------

                  LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST


                 Type of       Principal        Rate of                           Amount of        Amount of
    Date          Loan          Amount          Interest      Date Due          Principal Paid   Interest Paid    Date of Repayment
    ----          ----          ------          --------      --------          --------------   -------------    -----------------






                                                                       EXHIBIT E

                              CINEMARK USA GUARANTY
                 (GUARANTY OF CINEMARK INVESTMENTS CORPORATION)

TO: Bank of America National Trust and Savings Association, as Administrative Agent (the "Administrative Agent")

                             PRELIMINARY STATEMENTS:

         A. Reference is made to that certain Credit Agreement dated as of September 11, 1998 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement) among Cinemark Investments Corporation (the "Company"), the banks party thereto (the "Banks") and Bank of America National Trust and Savings Association, as Administrative Agent (in such capacity, the "Administrative Agent") for said Banks and NationsBank, N.A., as Syndication Agent (in such capacity, the "Syndication Agent").

         B. Guarantor is a the sole shareholder of the Company and has derived, and expects to continuing deriving, direct and indirect benefits from extensions of credit made to the Company, and now desires to guaranty the Obligations.

         C. It is a requirement of the Credit Agreement that Guarantor execute and delivery this Guaranty.

         NOW, THEREFORE, Guarantor agrees as follows:

         1. For valuable consideration, the undersigned (the "Guarantor") unconditionally, absolutely and irrevocably guarantees and promises to pay to the Administrative Agent, or order, on demand, in lawful money of the United States and in immediately available funds, any and all present or future Obligations owing to the Banks, the Administrative Agent and the Syndication Agent (collectively, the "Guarantied Parties"). The term Obligations has the meaning assigned to such term under the Credit Agreement and is used herein in its most comprehensive sense and includes any and all advances, debts, obligations, and liabilities of the Company, now, or hereafter made, incurred, or created, whether voluntary or involuntarily, and however arising, including, without limitation, any and all attorneys' fees (including the allocated cost of inhouse counsel), costs, premiums, charges, or interest owed by the Company to the Guarantied Parties, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether the Company may be liable individually or jointly with others, whether recovery upon such indebtedness may be or hereafter becomes barred by any statute of limitations or whether such indebtedness may be or hereafter become otherwise unenforceable.

                                      E - 1
                              Cinemark USA Guaranty

         2. This Guaranty is a continuing guaranty which relates to any Obligations, including those which arise under successive transactions which shall either cause the Company to incur new Obligations, continue the Obligations from time to time, or renew them after they have been satisfied. Guarantor agrees that nothing shall discharge or satisfy its obligations created hereunder except for the full payment of the Obligations. Any payment by Guarantor shall not reduce its maximum obligation hereunder.

         3. Guarantor agrees that it is directly and primarily liable to the Administrative Agent for the benefit of the Guarantied Parties, that its obligations hereunder are independent of the Obligations of the Company, or of any other guarantor, and that a separate action or actions may be brought and prosecuted against Guarantor, whether action is brought against the Company or whether the Company is joined in any such action or actions. Guarantor agrees that any releases which may be given by the Administrative Agent and the Guarantied Parties to the Company or any other guarantor shall not release it from this Guaranty.

         4. The obligations of Guarantor under this Guaranty shall not be affected, modified or impaired upon the occurrence from time to time of any of the following, whether or not with notice to or the consent of Guarantor:

         (a) the compromise, settlement, change, modification, amendment (whether material or otherwise) or partial termination of any or all of the Obligations;

         (b) the failure to give notice to Guarantor of the occurrence of any Event of Default under the terms and provisions of the Agreement;

         (c) the waiver of the payment, performance or observance of any of the Obligations;

         (d) the taking or omitting to take any actions referred to in any Loan Document or of any action under this Guaranty;

         (e) any failure, omission or delay on the part of the Administrative Agent and/or the Guarantied Parties to enforce, assert or exercise any right, power or remedy conferred in this Guaranty, the Credit Agreement, any other Loan Document or any other indulgence or similar act on the part of the Administrative Agent and/or the Guarantied Parties in good faith and in compliance with applicable law;

         (f) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or readjustment of, or other similar proceedings which affect Guarantor, any other guarantor of any of the Obligations of the Company or any of the assets of any of them, or any allegation of invalidity or contest of the validity of this Guaranty in any such proceeding;

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         (g) to the extent permitted by law, the release or discharge of any other guarantors of the Obligations from the performance or observance of any obligation, covenant or agreement contained in any guaranties of the Obligations by operation of law; or

         (h) the default or failure of any other guarantors of the Obligations fully to perform any of their respective obligations set forth in any such guaranties of the Obligations.

         To the extent any of the foregoing refers to any actions which the Administrative Agent or the Guarantied Parties may take, Guarantor hereby agrees that the Administrative Agent and/or the Guarantied Parties may take such actions in such manner, upon such terms, and at such times as the Administrative Agent or the Guarantied Parties, in their discretion, deem advisable, without, in any way or respect, impairing, affecting, reducing or releasing Guarantor from its undertakings hereunder and Guarantor hereby consents to each and all of the foregoing actions, events and occurrences.

         5. Guarantor hereby waives:

         (a) any and all rights to require the Administrative Agent or the Guarantied Parties to prosecute or seek to enforce any remedies against the Company or any other party liable to the Administrative Agent or the Guarantied Parties on account of the Obligations;

         (b) any right to assert against the Administrative Agent or the Guarantied Parties any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against the Company or any other party liable to the Administrative Agent or the Guarantied Parties in any way or manner under the Credit Agreement;

         (c) all defenses, counterclaims and off-sets of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of any Loan Document and the security interest granted pursuant thereto;

         (d) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or the Guarantied Parties including, without limitation, any direction to proceed by judicial or nonjudicial foreclosure or by deed in lieu thereof, which, in any manner impairs, affects, reduces, releases, destroys or extinguishes Guarantor's subrogation rights, rights to proceed against the Company for reimbursement, or any other rights of Guarantor to proceed against the Company, against any other guarantor, or against any other security, with Guarantor understanding that the exercise by the Administrative Agent and/or the Guarantied Parties of certain rights and remedies may offset or eliminate Guarantor's right of subrogation against the Company, and that Guarantor may therefore incur partially or totally non-reimbursable liability hereunder;

         (e) all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of default, notice of acceptance of this Guaranty,

                                     E - 3
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and notices of the existence, creation, or incurring of new or additional indebtedness, and all other notices or formalities to which Guarantor may be entitled; and

         (f) without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits of California Civil Code Sections 2809, 2810, 2819, 2825, 2839 and 2845 through 2850.

         6. Guarantor hereby agrees that unless and until all Obligations have been paid to the Administrative Agent and the Guarantied Parties in full, it shall not have any rights of subrogation, reimbursement or contribution as against the Company or any other guarantor, if any, and shall not seek to assert or enforce the same. Guarantor understands that the exercise by Administrative Agent of certain rights and remedies contained in the Loan Documents may affect or eliminate Guarantor's right of subrogation if any, against the Company and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder; nevertheless, Guarantor hereby authorizes and empowers the Administrative Agent and the Guarantied Parties to exercise, in their sole discretion, any right and remedy, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

         7. Guarantor is presently informed of the financial condition of the Company and Cinemark Brasil and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Guarantor hereby covenants that it will continue to keep itself informed of the financial condition of the Company and Cinemark Brasil, the status of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment. Guarantor hereby waives its right, if any, to require the Administrative Agent or the Guarantied Parties to disclose to it any information which the Administrative Agent or any Bank may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of any other guarantor.

         8. The Administrative Agent and each Bank's books and records evidencing the Obligations shall be admissible in any action or proceeding and shall be binding upon the Guarantor for the purpose of establishing the terms set forth therein and shall constitute prima facie proof thereof.

         9. Guarantor represents and warrants that:

         (a) Guarantor: (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
(ii) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents; (iii) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and (iv) is in compliance with all Requirements of Law; except, in

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each case referred to in clause (ii), (iii) or clause (iv), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (b) The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action, and do not and would not be expected to: (i) contravene the terms of any of Guarantor's articles of incorporation, bylaws or other organization documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which Guarantor or its Property is subject; or (iii) violate any Requirement of Law.

         (c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Guarantor of the Guaranty, except for routine corporate filings to maintain the corporate good standing of Guarantor.

         (d) This Guaranty constitutes the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         (e) There is no action, suit or proceeding pending against, or to the knowledge of Guarantor, threatened against or affecting Guarantor, before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity or enforceability of this Guaranty; and

         (f) The execution, delivery and performance by Guarantor of this Guaranty does not constitute, to the best knowledge of Guarantor, a "fraudulent conveyance," "fraudulent obligation" or "fraudulent transfer" within the meanings of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in any jurisdiction.

         10. All notices and other communications hereunder shall be delivered, in the manner and with the effect provided in the Credit Agreement and, in the case of the Guarantor, in care of the Company.

         11. This Guaranty shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of the Administrative Agent's and the Guarantied Parties' successors and assigns. This Guaranty cannot be assigned by Guarantor without the prior written consent of the Administrative Agent and the Guarantied Parties which shall be in the Administrative Agent's and the Guarantied Parties' sole and absolute discretion.

         12. No failure or delay by the Administrative Agent or the Guarantied Parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of

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any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         13. The Guarantor shall pay (a) all reasonable out-of-pocket expenses of the Administrative Agent and the Guarantied Parties, including reasonable fees and disbursements of counsel (including the allocated cost of inhouse counsel and staff) for the Administrative Agent, in connection with any waiver or consent hereunder or any amendment hereof and (b) all out-of-pocket expenses incurred by the Administrative Agent and the Guarantied Parties, including fees and disbursements of counsel (including the allocated cost of inhouse counsel and staff), in connection with the enforcement of this Guaranty (whether or not suit is brought).

         14. No modification of this Guaranty shall be effective for any purpose unless it is in writing and executed by an officer of the Administrative Agent authorized to do so. This Guaranty merges all negotiations, stipulations and provisions relating to the subject matter of this Guaranty which preceded or may accompany the execution of this Guaranty.

         15. This Guaranty and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of California without reference to the principles of conflicts of laws thereof.

         16. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         17. Terms not defined herein shall have the meanings assigned to them in the Credit Agreement.

         18. Any indebtedness of the Company now or hereafter held by Guarantor is hereby subordinated to the indebtedness of the Company to the Administrative Agent and the Guarantied Parties; and such indebtedness of the Company to Guarantor if the Administrative Agent so requests shall be collected, enforced and received by Guarantor as trustee for the Administrative Agent and the Guarantied Parties and be paid over to the Administrative Agent on account of the indebtedness of the Company to the Administrative Agent and the Guarantied Parties but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this guaranty.



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         20. It is not necessary for the Guarantied Parties to inquire into the powers of the Company or of the officers, directors or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

DATED AS OF:
            ------------------

                                               CINEMARK USA, INC.

                                               By
                                                  -----------------------------
                                               Name
                                                   ----------------------------
                                               Title
                                                    ---------------------------



BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, AS
ADMINISTRATIVE AGENT

By
   ---------------------------
          David Price
        Vice President



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                                                                       EXHIBIT F

                              FRN PLEDGE AGREEMENT


         THIS FRN PLEDGE AGREEMENT (this "Agreement"), dated as of September 11, 1998 is executed by CINEMARK INVESTMENTS CORPORATION, a Delaware corporation (the "Company") for the benefit of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as agent (in such capacity herein called the "Administrative Agent") for itself, each Bank (as hereinafter defined) and NationsBank, N.A., as Syndication Agent (the Administrative Agent, the Syndication Agent and each Bank in such capacities are referred to herein collectively as the "Secured Parties"). Terms not defined herein have the meanings assigned to them in the Credit Agreement referred to below.

                             PRELIMINARY STATEMENTS:

         A. Reference is made to that certain Credit Agreement dated as of September 11, 1998 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement) among the Company, the banks party thereto (the "Banks") and Bank of America National Trust and Savings Association, as Administrative Agent (in such capacity, the "Administrative Agent") for said Banks and NationsBank, N.A., as Syndication Agent (in such capacity, the "Syndication Agent").

         B. It is a requirement of the Credit Agreement that Company execute and delivery this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.       GRANT OF SECURITY INTEREST.

(a) As security for the payment or performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations to any Secured Party, now existing or hereafter arising, the Company hereby pledges, assigns and transfers to the Administrative Agent for purposes of security and for the equal benefit of the Secured Parties, and hereby grants to the Administrative Agent for the equal benefit of the Secured Parties, a lien on, and security interest in, all of the Company's right, title and interest in, to and under the following, whether now or hereafter existing and whether now owned or hereafter acquired (collectively, the "Collateral"):

                  (i) any and all Fixed Rate Notes, together with any collateral security therefor.

                  (ii) all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Fixed Rate Notes (all of the foregoing being the "Proceeds"); provided,

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





         however, that so long as no Event of Default has occurred and is continuing and subject to Section 2.08(a) of the Credit Agreement, the Company may receive free and clear of any security interest under this Agreement any payments made under the Fixed Rate Notes.

         (b) If an Event of Default has occurred and is continuing, the Administrative Agent shall have the right, at any time in its discretion and without notice to the Company, to transfer to or to register in its name or any of its nominees any or all of the Collateral, subject only to the revocable rights specified in Section 6(a). In addition, if an Event of Default has occurred and is continuing, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

         2. SECURITY FOR OBLIGATIONS. This Agreement secures, in accordance with the provisions hereof, the payment of all of the Obligations to any Secured Party under any Loan Document now existing or hereafter arising. The Collateral shall secure the Obligations owing to the Secured Parties equally and ratably.

         3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as of the date hereof as follows:

         (a) The chief place of business and chief executive office of the Company and the office where the Company keeps its records concerning the Collateral (hereinafter, "Records") is located at the address for notices for the Company as provided in the Credit Agreement.

         (b) The Company has delivered to the Collateral Agent all instruments, documents, chattel paper and other items of Collateral in which a security interest is or may be perfected by possession.

         (c) Each contract right, item of chattel paper, instrument or any other right to the payment of money constituting Collateral is genuine and enforceable in accordance with its terms against Cinemark Brasil; any amount represented by the Company to the Administrative Agent as owing by Cinemark Brasil is the correct amount actually and unconditionally owing, free or any defense, set off claim or counterclaim.

         (d) No effective financing statement or other instrument similar in effect covering all or any part of the Collateral owned by the Company is on file in any recording office, except as may have been filed pursuant to this Agreement.

         (e) The Company is lawfully possessed of ownership of the Collateral owned by the Company which exists on the date hereof, and has full power and lawful authority to grant the Liens in and on the Collateral hereunder.

                                      F - 2
                              FRN Pledge Agreement

         (f) This Agreement creates in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a valid and enforceable first priority Lien on the Collateral, subject to no Liens, securing the payment and performance of the Obligations, and all filings and other actions necessary to perfect such Lien have been duly made or taken.

         (g) The Company is duly organized and existing under the laws of the state of its incorporation, and is properly licensed and in good standing in, and where necessary to maintain its rights and privileges has complied with the fictitious name statute of, every jurisdiction in which it is doing business, except where the failure to be licensed or be in good standing or comply with any such statute will not have a material adverse effect on the ability of the Company to perform its obligations hereunder or under any instrument or agreement required hereunder.

         (h) The execution, delivery and performance of this Agreement and any instrument or agreement required hereunder are within the corporate power of the Company, have been duly authorized by, and are not in conflict with the terms of any charter, by-laws, trust instrument or other organization papers, as applicable, of, the Company.

         (i) Except for Brazilian regulatory approval which has been obtained, no approval, consent, exemption or other action by, or notice to or filing with, any Governmental Authority is necessary in connection with the execution, delivery, performance or enforcement by the Company of this Agreement or any instrument or agreement required hereunder, except as may have been obtained and certified copies of which have been delivered to Administrative Agent.

         (j) There is no law, rule or regulation, nor is there any judgment, decree or order of any court or Governmental Authority binding on the Company, which would be contravened by the execution, delivery, performance or enforcement by the Company of this Agreement or any instrument or agreement required hereunder.

         (k) This Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable, except where enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the application of general principles of equity.

         (l) There is no action, suit or proceeding pending against, or to the knowledge of the Company, threatened against or affecting the Company, before any court or arbitrator or any Governmental Authority which in any manner draws into question the validity or enforceability of this Agreement.

         (m) The execution, delivery and performance by the Company of this Agreement do not and would not be expected to conflict with or result in any breach or contravention of, or the

                                      F - 3
                              FRN Pledge Agreement
creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party.

         4.  FURTHER ASSURANCES; SUPPLEMENTS.

         (a) The Company agrees that from time to time, at the expense of such Person, it will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect the Liens granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder. Without limiting the generality of the foregoing, the Company will execute and deliver to Administrative Agent such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary or desirable, or as the Administrative Agent may reasonably request, in order to perfect and preserve the Liens granted or purported to be granted hereby.

         (b) The Company hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Company where permitted by law.

         (c) The Company shall pay all filing, registration and recording fees or refiling, re-registration and re-recording fees, and all expenses, incident to its execution and acknowledgement of this Agreement, any agreement supplemental hereto and any instruments of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with its execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

         (d) The Company shall warrant and defend title to the Collateral against the claims and demands of all Persons (other than the Secured Parties or any Person claiming by or through any Secured Party) whomsoever.

         (e) The Company shall, upon obtaining any Fixed Rate Notes or other instruments constituting Collateral, promptly deliver the same to the Administrative Agent and agrees that all such Fixed Rate Notes or other instruments shall for all purposes hereunder constitute Collateral.

         5.  COVENANTS OF COMPANY.

         (a) The Company shall pay, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or non-governmental charges or levies now or hereafter assessed or levied against the Collateral or upon the Liens provided for herein, and will retain copies of, and, upon request, permit the Administrative Agent or any other Secured Party to examine, receipts showing payment of any of the foregoing; provided, that Company shall not be required to pay any such tax, assessment, charge or levy, the validity of which is being contested in good faith by appropriate proceedings.

                                     F - 4
                              FRN Pledge Agreement

         (b) The Company shall give the Administrative Agent at least 30 days' prior written notice before it changes the location of its chief executive office or the office where it keeps the Records and shall at the expense of the Company execute and deliver such instruments and documents as required to maintain a prior perfected security interest and as reasonably requested by the Administrative Agent. The Company will hold and preserve all Records and will, upon reasonable request by the Administrative Agent or any Secured party at any time during normal business hours (or at any time without notice following the occurrence and during the continuance of any Event of Default), the Administrative Agent may, permit the Administrative Agent or any Secured Party to inspect and make abstracts from such Records.

         (c) The Company shall not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral.

         (d) The Company shall not create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interest created by this Agreement or the Credit Agreement, and will defend the right, title and interest of the Administrative Agent in and to the Company's rights to the Collateral against the claims and demands of all Persons whatsoever.

         (e) The Company will, upon becoming aware of such event, notify the Administrative Agent promptly, in reasonable detail, (i) of any material claim made or asserted against the Collateral by any Person; (ii) of any event which could reasonably be expected to have a material adverse effect on the value of the Collateral; (iii) of any event which could reasonably be expected to have a material adverse effect on the ability of the Administrative Agent to dispose of the Collateral or the rights and remedies of the Administrative Agent; and (iv) of the occurrence of any other event which would have a material adverse effect on the Collateral or on the security interest created hereunder.

         6. RECEIPT OF PAYMENTS, ETC.

1        So long as no Event of Default shall have occurred and be continuing
(and, in the case of paragraph (i) below, so long as written notice has not been given by the Administrative Agent to the Company): (i) the Company shall be entitled to exercise any and all rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any Loan Documents; and (ii) subject to Section 2.08(a) of the Credit Agreement, the Company shall be entitled to receive and retain free and clear of any security interest under this Agreement any and all payments made in respect of the Collateral, other than any (A) instruments and other property received, receivable or otherwise distributed in exchange for, any Collateral, and (B) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral all of which shall be, and all of which shall be forthwith delivered to the Administrative Agent to hold as, Collateral and shall, if received by the Company, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of the Company, and be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).

                                      F - 5
                              FRN Pledge Agreement

(b) If an Event of Default has occurred and is continuing, in order to permit the Administrative Agent to exercise all rights with respect to the Collateral, and to receive all payments which it may be made under the Collateral, the Company shall, if necessary, upon written notice from the Administrative Agent, from time to time during the continuance of an Event of Default execute and deliver to the Administrative Agent appropriate payment orders and other instruments as the Administrative Agent may reasonably request. In addition, concurrently with the execution and delivery of this Agreement, the Company shall sign, and shall arrange to have the paying agent under the Fixed Rate Notes sign, an acknowledgement in form and substance satisfactory to the Administrative Agent, pursuant to which paying agent agrees to make all payments under the Fixed Rate Notes directly to the Administrative Agent upon receipt of written instructions of the Administrative Agent to do so.

         7. ADMINISTRATIVE AGENT APPOINTED ATTORNEY-IN-FACT. The Company hereby irrevocably appoints the Administrative Agent the Company's attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority to act in the place and stead of the Company and in the name of the Company or otherwise, from time to time if an Event of Default has occurred and is continuing or to the extent contemplated by Section 8 hereof in the Administrative Agent's discretion to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral, to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection therewith, and to file any claims or take any action or institute any proceedings which the Administrative Agent may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of the Collateral or this Agreement. Notwithstanding the foregoing, the Administrative Agent shall not be obligated to exercise any right or duty as attorney-in-fact, and shall have no duties to the Assignor in connection therewith.

         8. ADMINISTRATIVE AGENT MAY PERFORM.

1        If the Company fails to perform or comply with any of its agreements contained herein, the Administrative Agent may, as provided for by the terms of this Agreement, itself perform or comply, or otherwise cause performance or compliance, with such Agreement. The reasonable expenses of the Administrative Agent incurred in connection with such performance or compliance shall be payable by the Company to the Administrative Agent and shall constitute Obligations secured hereby; provided, that the payment to the Administrative Agent shall be made solely through the application of proceeds in accordance with Section 9(a) hereof. The Administrative Agent agrees to notify the Company promptly after incurring any expenses pursuant to this Section 8; provided, however, that the failure to provide such notice shall not affect the Administrative Agent's right to reimbursement from the Company.

                                     F - 6
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





(b) The Administrative Agent shall use reasonable care with respect to the Collateral in its possession or under its control. Except as set forth in the preceding sentence, the Administrative Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or as to any income thereon or as to the preservation of rights against parties or any other rights pertaining thereto.

         9.       RIGHTS AND REMEDIES.

         1        If (i) an Event of Default shall have occurred and be
         continuing and (ii) any of the Obligations shall have been declared to be, or shall have become, due and payable, then, in addition to any other rights and remedies provided for herein or which may otherwise be available, the Administrative Agent may, without any further demand, advertisement or notice (except as expressly provided for below in this Section 9(a)), exercise all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York (the "UCC") (whether or not the UCC applies to the affected Collateral), and in addition: (i) may apply the moneys, if any, then held by it as part of the Collateral, for the following purposes and in the following order:

                  (1) first, to the payment of (A) all costs and expenses relating to the sale of the Collateral and collection of amounts owing hereunder, including reasonable attorneys' fees and disbursements and the just compensation of the Administrative Agent for services rendered in connection therewith or in connection with any proceeding to sell if a sale is not completed, and (B) all charges, expenses and advances incurred or made by the Administrative Agent in order to protect the Lien of this Agreement or the security afforded hereby, together with interest at the rate specified in Section 2.09(c) of the Credit Agreement;

                  (2) second, to the payment in full of all of the Obligations owed to the Secured Parties hereunder or under any Loan Document (to be paid to the Secured Parties in accordance with the aggregate outstanding amounts of such Obligations owed to each Secured Party); and

                  (3) third, the balance, if any, shall be paid to the Company or to such other Person as shall be lawfully entitled to receive such surplus (as determined by a court of competent jurisdiction, if such procedure is available under applicable law);

         and (ii) if there shall be no such moneys or the moneys so applied shall be insufficient to satisfy in full all Obligations, may sell the Collateral, or any part thereof, as hereinafter provided in this
         Section 9(a) and otherwise to the fullest extent permitted by law. The Collateral may be sold in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, the Administrative Agent, at the Administrative Agent's place of business or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, and at such price or prices and on such terms

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         as the Administrative Agent shall deem appropriate. The Administrative
         Agent or any other Secured Party may be the purchaser of any or all of the Collateral so sold at a public sale and, to the extent permitted by law, at a private sale and thereafter hold the same, absolutely free from any right or claim of whatsoever kind, and, the obligations of the Company to such purchaser may be applied as a credit against the purchase price. The Administrative Agent, may, in its sole discretion (in the case of Collateral consisting of securities) or if commercially reasonable (in the case of all other Collateral), at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention. Upon any public or private sale the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (including the Administrative Agent or any other Secured Party) at any such sale shall hold the Collateral so sold, absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, of the Company, and the Company hereby specifically waives, to the full extent it may lawfully do so, all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted. The Administrative Agent shall give the Company at least ten days' notice (which the Company agrees is reasonable notification within the meaning of Section 9-504(3) of the UCC) of any such public or private sale. Any public sale shall be held at such time or times within ordinary business hours as the Administrative Agent shall fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels. The Administrative Agent shall not be obligated to make any sale pursuant to any such notice. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the full selling price is paid by the purchaser thereof, but neither the Administrative Agent nor any other Secured Party shall incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and, in case of any such failure, such Collateral may again be sold pursuant to the provisions hereof.

(b) Instead of exercising the power of sale provided in Section 9(a) hereof, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose the security interest under this Agreement and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction.

(c) The Administrative Agent as attorney-in-fact pursuant to Section 7 hereof may, in the name and stead of the Company, make and execute all conveyances, assignments and transfers of the Collateral sold pursuant to
Section 9(a) or Section 9(b) hereof, and the Company hereby ratifies and confirms all that the Administrative Agent, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Company shall, if so requested by the Administrative Agent, ratify and

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confirm any sale or sales by executing and delivering to the Administrative
Agent, or to such purchaser or purchasers, all such instruments as may, in the reasonable judgment of the Administrative Agent, be advisable for the purpose.

(d) The receipt by the Administrative Agent of the purchase money paid at any sale made by it shall be a sufficient discharge therefor to any purchaser of the Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or the representatives or assigns of such purchaser), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

(e) The Administrative Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Company hereby waives, to the full extent permitted by applicable law, any claims against the Administrative Agent and/or any Secured Party arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Administrative Agent accepts the first offer received which the Administrative Agent in good faith deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree. To the fullest extent permitted by law, the Company shall have the burden of proving that any such sale of the Collateral was conducted in a commercially unreasonable manner.

(f) Each and every right and remedy of the Administrative Agent shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or under the Credit Agreement or now or hereafter existing at law or in equity or by statute.

(g) The Administrative Agent may participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger, or liquidation of the Issuer, and in connection therewith deposit or surrender control of the Collateral, accept money or other property in exchange for the Collateral, and take such action as deemed proper by the Administrative Agent in connection therewith, and any other money or property received in exchange for the Collateral shall be applied to satisfy the Obligations or held by the Administrative Agent thereafter as Collateral pursuant to the provisions hereof.

         10. CONTINUING ASSIGNMENT AND SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing assignment of and security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Obligations and all other amounts owing to each Secured Party under any Loan Documents and the termination or expiration of the Commitments, (b) be binding upon the Company, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the

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benefit of the Administrative Agent and the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, any Bank may assign or otherwise transfer its rights and obligations under any Loan Document to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, all as provided in, and to the extent set forth in, the Loan Documents. The Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent. Upon the payment in full of the Obligations and termination of the commitments (exclusive of future, contingent or unliquidated amounts arising under indemnity agreements), the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, the Administrative Agent will, at the Company's expense, execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

         11. NO NOTICES, ETC. No Secured Party shall be under any duty or obligation whatsoever (a) to make or give any presentments, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any Obligations or evidences of Obligations held by Secured Parties as Collateral, or in connection with any Obligation or evidences of Obligations which constitute in whole or in part the Obligations secured hereunder, or (b) to give the Company notice of, or to exercise any subscription rights or privileges, any rights or privileges to exchange, convert or redeem or any other rights or privileges relating to or affecting any Collateral held by Secured Parties.

         12. DELIVERY OF COLLATERAL. The Secured Parties may at any time cause the Administrative Agent to deliver the Collateral or any part thereof to the Company and the receipt of the Company shall be a complete and full acquittance for the Collateral so delivered, and Secured Parties shall thereafter be discharged from any liability or responsibility therefor.

         13. ATTORNEYS FEES.

         (a) The Company agrees to pay to each Secured Party the amount of any and all expenses, including expenses incurred by the Administrative Agent, and the reasonable fees and expenses of its counsel (including, without limitation, the allocated cost of in-house counsel) and of any experts, which such Secured Party may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral; (ii) the exercise or enforcement of any of the rights of any Secured Party hereunder; or (iii) the failure by the Company to perform or observe any of the provisions hereof; provided that the payment of such sums shall be made to the Secured Parties solely through the application of proceeds in accordance with Section 9(a) hereof.

         (b) The Company agrees to indemnify and hold each Secured Party harmless from and against any taxes, liabilities, claims and damages, including attorney's fees and disbursements (including, without limitation, the allocated cost of in-house counsel), and other

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expenses incurred or arising by reason of the taking or the failure to take action by any Secured Party in respect of any transaction effected under this Agreement or in connection with the Lien provided for herein, including, without limitation, any taxes payable with respect to the Collateral or in connection with any transaction contemplated by this Agreement and any and all costs, losses, liabilities, claims, damages or expenses incurred by any Secured Party arising out of any investigation, litigation or other proceeding related to this Agreement or any transaction contemplated hereby (all the foregoing, collectively, the "Indemnified Liabilities"), except for the gross negligence and willful misconduct of such Secured Party. The Company shall have the right to undertake, conduct and control through counsel of its own choosing (which counsel shall be acceptable to the Secured Parties acting reasonably) and at the sole expense of the Company, the conduct and settlement of any Indemnified Liabilities, and the Secured Parties shall cooperate with the Company in connection therewith; provided that the Company shall permit the Secured Parties to participate in such conduct and settlement through counsel chosen by the Secured Parties, but the fees and expenses of such counsel shall be borne by the Secured Parties. Notwithstanding the foregoing, the Secured Parties shall have the right to employ their own counsel, and the reasonable fees and expenses of such counsel shall be at the Company's cost and expense if the interests of the Company and the Secured Parties become adverse in any such claim or course of action; provided, however, the Company, in such event, shall only be liable for the reasonable legal expenses of one counsel for all of such Secured Parties. The Company shall not be liable for any settlement of any claim or action effected without its prior written consent, such consent not to be unreasonably withheld. All amounts owing under this Section 13(b) shall be paid within 30 days after demand.

         (c) The obligations of the Company under this Section 13 shall survive the termination of this Agreement.

         14. MISCELLANEOUS.

         (a) Headings used in this Agreement are for convenience of reference only and do not constitute part of this Agreement for any purpose.

         (b) No failure on the part of the Administrative Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         (c) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be

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possible and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         (d) The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

         (e) The agreements of the parties hereto are solely for the benefit of the Secured Parties, and no Person (other than the parties hereto and the Secured Parties) shall have any rights hereunder.

         (f) No amendment or waiver of any provision of this Agreement nor consent to any departure by the Company herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (with the consent of the Majority Banks or all the Banks as required by Section 10.01 of the Credit Agreement) and the Company, and then such waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

         (g) All notices, requests, demands, waivers or other communications to or upon the respective parties hereto shall be in made in accordance with the Credit Agreement.

         15. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, ARE GOVERNED BY THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. TERMS USED IN ARTICLE 9 OF THE UCC ARE USED HEREIN AS THEREIN DEFINED.

         16. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION

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HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS,
SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                               CINEMARK INVESTMENTS CORPORATION

                                               By
                                                  -----------------------------
                                               Name
                                                   ----------------------------
                                               Title
                                                    ---------------------------
Agreed to:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Administrative Agent

By
  -----------------------------
          David Price
         Vice President



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

                                                                   SCHEDULE 2.01

                                   COMMITMENTS
                              AND PRO RATA SHARES

          BANK                                                 COMMITMENT                        PRO RATA SHARE
          ----                                                 ----------                        --------------
Bank of America National Trust and Savings Association         $10,000,000                              50%
NationsBank, N.A.                                              $10,000,000                              50%
TOTAL                                                          $20,000,000                             100%





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


                                                                  SCHEDULE 10.02

                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                             ADDRESSES FOR NOTICES

CINEMARK INVESTMENTS CORPORATION

CINEMARK INVESTMENTS CORPORATION.
Suite 800
7502 Greenville Avenue
Dallas, Texas 75231-3830
Attention:  Jeffrey Stedman
            Telephone:  (214) 860-0785
            Facsimile:  (214) 696-3946

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  AS ADMINISTRATIVE AGENT




Notices of Borrowing and Notices of Conversion/Continuation:

Bank of America National Trust
and Savings Association
Agency Administrative Services #5596
1850 Gateway Blvd., 5th Floor
Concord, California 94520
Attention:  Clayton Choo
            Telephone:  (510) 675-8453
            Facsimile:  (510) 675-8500

Other Notices:

Bank of America National Trust
and Savings Association
Agency Management #10831
1455 Market Street, 12th Floor
San Francisco, CA 94103
Attention:  David Price
            Vice President
            Telephone:   (415) 436-3496
            Facsimile:   (415) 436-3425

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, AS A BANK

Domestic and Offshore Lending Office:

1850 Gateway Boulevard, Fourth Floor
Concord, California 94520

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association
555 Flower Street, 11th Floor
Los Angeles, California 90071
Attention:      Jon Varnell
                Managing Director
                Credit Products #3283
                Telephone:  (213) 228-6181
                Facsimile:  (213) 228-2641

NATIONSBANK, N.A., AS A BANK AND AS SYNDICATION AGENT

Domestic and Offshore Lending Office and Notices:

NationsBank, N.A.
901 Main Street, 64th Floor
Dallas, Texas  75202
Attention:     Charlie Brinley
               Telephone:  (214) 508-0950
               Facsimile:  (214) 508-9390



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